EXECUTION COPY




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                           REVOLVING CREDIT AGREEMENT



                                     Between


                           LESLIE FAY MARKETING, INC.

                                       And

                     THE CIT GROUP/COMMERCIAL SERVICES, INC.

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                     =======================================




                            Dated: as of June 2, 1997


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



                                TABLE OF CONTENTS
                                                                                                         Page


BACKGROUND  ..............................................................................................  1

ARTICLE I
DEFINITIONS; CONSTRUCTION.................................................................................  1
            1.01.       Certain Definitions...............................................................  1
            1.02.       Construction...................................................................... 19
            1.03.       Accounting Principles............................................................. 19

ARTICLE II
THE CREDITS............................................................................................... 19
            2.01.       Revolving Credit Loans............................................................ 19
            2.02.       Note.............................................................................. 20
            2.03.       Making of Loans................................................................... 20
            2.04.       Mandatory Prepayment; Optional Prepayment; Commitment Reduction................... 20
            2.05.       Interest Rate..................................................................... 21
            2.06.       Interest Payment Dates............................................................ 22
            2.07.       Amortization...................................................................... 22
            2.08.       Payments.......................................................................... 22
            2.09.       Use of Proceeds................................................................... 23
            2.10.       Increased Costs and Reduced Return................................................ 23

ARTICLE III
LETTERS OF CREDIT......................................................................................... 25
            3.01.       Letters of Credit................................................................. 25

ARTICLE IV
BORROWING BASE............................................................................................ 29
            4.01        Conditions of Lending and Assisting in Establishing or Opening Letters of
                        Credit............................................................................ 29
            4.02.       Mandatory Prepayment.............................................................. 29
            4.03.       Rights and Obligations Unconditional.............................................. 29
            4.04.       Borrowing Base Certificate........................................................ 29
            4.05.       General Provisions................................................................ 30

ARTICLE V
TERM AND TERMINATION...................................................................................... 30

                                                                      (i)

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                                                                                                         Page

            5.01.       Term of Agreement................................................................. 30
            5.02.       Termination....................................................................... 30
            5.03.       Effect of Termination............................................................. 31
            5.04        Resetting of Financial Covenants.................................................. 32

ARTICLE VI
SECURITY.................................................................................................. 32
            6.01.       Grant of Lien and Security Interest............................................... 32
            6.02.       Collection Arrangement............................................................ 32
            6.03.       Grants, Rights and Remedies Cumulative............................................ 33

ARTICLE VII
REPRESENTATIONS AND WARRANTIES............................................................................ 33
            7.01.       Organization and Qualification.................................................... 33
            7.02.       Authority and Authorization....................................................... 33
            7.03.       Execution and Binding Effect...................................................... 33
            7.04.       Authorizations and Filing......................................................... 34
            7.05.       Absence of Conflicts.............................................................. 34
            7.06.       Financial Statements.............................................................. 34
            7.07.       No Event of Default............................................................... 35
            7.08.       Litigation........................................................................ 35
            7.09.       ERISA............................................................................. 35
            7.10.  Taxes.................................................................................. 35
            7.11.       Financial Accounting Practices.................................................... 36
            7.12.       Power To Carry On Business........................................................ 36
            7.13.       No Material Adverse Change........................................................ 36
            7.14.       Title to Properties; Existing Liens............................................... 36
            7.15.       Compliance with Laws.............................................................. 37
            7.16.       Capitalization.................................................................... 37
            7.17.       Accurate and Complete Disclosure.................................................. 37
            7.18.       Insurance......................................................................... 37
            7.19.       Environmental Matters............................................................. 38
            7.20.       Lien Perfection................................................................... 38
            7.21.  Bankruptcy Court Order................................................................. 38
            7.22.       Real Property..................................................................... 38
            7.23.       Location of Bank Accounts......................................................... 39
            7.24.       Use of Proceeds................................................................... 39
            7.25.       Intellectual Property............................................................. 39
            7.26.       Solvency.......................................................................... 39
            7.27.       Governmental Regulations.......................................................... 39




                                                                      (ii)

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                                                                                                         Page



ARTICLE VIII
CONDITIONS OF CREDIT EXTENSIONS........................................................................... 40
            8.01.       Conditions Precedent to Initial Credit Extension.................................. 40
            8.02.       Conditions Precedent to Each Credit Extension..................................... 43

ARTICLE IX
AFFIRMATIVE COVENANTS..................................................................................... 44
            9.01.       Reporting and Information Requirements............................................ 44
            9.02.       Preservation of Existence and Franchises.......................................... 49
            9.03.       Insurance......................................................................... 49
            9.04.       Maintenance of Properties......................................................... 49
            9.05.       Financial Accounting Practices, etc............................................... 49
            9.06.       Compliance with Laws.............................................................. 50
            9.07.       Further Assurances................................................................ 50
            9.08.       Collection of Takeover Accounts Receivable........................................ 50
            9.09.       Taxes............................................................................. 51
            9.10.       ERISA............................................................................. 51
            9.11.       Clean-Up.......................................................................... 52
            9.12.       Use of Proceeds................................................................... 52
            9.13.       Solvency.......................................................................... 52
            9.14.       Landlord and Processor Agreements................................................. 52
            9.15.       Licensing Agreements.............................................................. 52
            9.16.       Revised Schedule of 5% Beneficial Owners.......................................... 52
            9.17.       Sassco Reimbursement Agreement.................................................... 52
            9.18.  Qualification as Foreign Corporation................................................... 52

ARTICLE X
NEGATIVE COVENANTS........................................................................................ 53
            10.01.  Lien Priority......................................................................... 53
            10.02.  Liens................................................................................. 53
            10.03.  Indebtedness.......................................................................... 54
            10.04.  Guarantees and Contingent Liabilities................................................. 55
            10.05.  Loans, Advances and Investments....................................................... 55
            10.06.  Dividends and Related Distributions................................................... 56
            10.07.  Merger, etc........................................................................... 56
            10.08.  Dispositions of Assets................................................................ 56
            10.09.  Affiliates............................................................................ 57
            10.10.  Continuation of or Change In Business................................................. 57
            10.11.  Environmental......................................................................... 57
            10.12.  ERISA................................................................................. 57
            10.13.  Fiscal Year........................................................................... 58

                                                                     (iii)

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                                                                                                         Page

            10.14.  License Agreements; Sassco Reimbursement Agreement.................................... 58
            10.15.  Minimum Consolidated Tangible Net Worth............................................... 58
            10.16.  Minimum Consolidated Working Capital.................................................. 58
            10.17.  Minimum Ratio of Consolidated Current Assets to Consolidated
                         Current Liabilities.............................................................. 59
            10.18.  Minimum Ratio of Consolidated EBITDA to Consolidated Interest
                         Expense.......................................................................... 59
            10.19.  Net Loss.............................................................................. 59
            10.20.  Capital Expenditures.................................................................. 59
            10.21.  Government Regulations................................................................ 59

ARTICLE XI
DEFAULTS.................................................................................................. 60
            11.01.  Events of Default..................................................................... 60
            11.02.  Consequences of an Event of Default................................................... 62
            11.03.  Certain Remedies...................................................................... 63

ARTICLE XII
MISCELLANEOUS............................................................................................. 63
            12.01.  Holidays.............................................................................. 63
            12.02   Records............................................................................... 63
            12.03.  Amendments and Waivers................................................................ 64
            12.04.  No Implied Waiver; Cumulative Remedies................................................ 64
            12.05.  Notices............................................................................... 64
            12.06.  Expenses; Taxes: Attorneys' Fees; Indemnification..................................... 65
            12.07.  Application........................................................................... 67
            12.08.  Severability.......................................................................... 67
            12.09.  GOVERNING LAW......................................................................... 67
            12.10.  Prior Understandings.................................................................. 67
            12.11.  Duration; Survival.................................................................... 67
            12.12.  Counterparts.......................................................................... 67
            12.13.  Successors and Assigns; Participations................................................ 68
            12.14.  Confidentiality....................................................................... 68
            12.15.  WAIVER OF JURY TRIAL.................................................................. 69
            12.16.  SUBMISSION TO JURISDICTION............................................................ 69
            12.17.  SERVICE OF PROCESS.................................................................... 69
            12.18.  LIMITATION OF LIABILITY............................................................... 69


                                                                      (iv)
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Exhibits
--------

 Exhibit A              -           form of Promissory Note
 Exhibit B              -           form of Guaranty
 Exhibit C              -           form of Stock Pledge and Security Agreement
 Exhibit D              -           form of General Security Agreement
 Exhibit E              -           form of Trademark Security Agreement
 Exhibit F-1            -           form of Licensee Agreement
 Exhibit F-2            -           form of Licensor's Consent
 Exhibit G              -           form of Notice of Borrowing
 Exhibit H              -           form of Letter of Credit Application
 Exhibit I              -           form of Borrowing Base Certificate
 Exhibit J              -           form of Landlord Agreement
 Exhibit K              -           form of Processor Agreement


Schedules
---------

Schedule 1.01A      -        Inventory locations
Schedule 1.01B      -        License Agreements
Schedule 2.08       -         Letter of Credit fees
Schedule 7.01       -         jurisdictions in which qualified to do business
Schedule 7.04       -         authorizations, consents, approvals, etc.
Schedule 7.06       -         material contingent liabilities
Schedule 7.08       -         pending or threatened proceedings
Schedule 7.09       -         ERISA matters
Schedule 7.10       -         tax assessments
Schedule 7.16       -         capitalization, ownership, etc.
Schedule 7.18       -         insurance
Schedule 7.22       -         owned or leased real property
Schedule 7.23       -         bank accounts
Schedule 7.25       -         intellectual property
Schedule 8.01       -         lien search jurisdictions
Schedule 10.02      -        existing Liens
Schedule 10.03      -        existing Indebtedness
Schedule 10.04      -        existing instruments of guaranty

                                       (v)



                           REVOLVING CREDIT AGREEMENT

            THIS REVOLVING CREDIT AGREEMENT is made as of June 2, 1997, between
LESLIE FAY MARKETING, INC., a Delaware corporation (the "Borrower") and THE CIT
GROUP/COMMERCIAL SERVICES, INC. ("CIT").


                                   BACKGROUND
                                   ----------

     The Borrower is a wholly-owned  subsidiary of The Leslie Fay Company, Inc., a Delaware  corporation  (the  "Parent")  and the  successor-in-interest  to The
Leslie  Fay  Companies,  Inc.,   Debtor-in-Possession  ("Leslie  Fay  DIP").  In
conjunction  with the definitive Plan of  Reorganization  of Leslie Fay DIP (the
"Plan  of  Reorganization"),  pursuant  to  Chapter  11  of  the  United  States
Bankruptcy  Code,  the Borrower has requested CIT to provide the Borrower with a
$30,000,000 revolving credit facility,  including a $20,000,000  subfacility for the issuance of letters of credit,  and, subject to the terms and conditions set forth herein, CIT has agreed to provide such facility.

     In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

     1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

            "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

            "Accounts Receivable" shall mean all rights of the Borrower to payment for goods sold or services rendered, including accounts, contract rights, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto, and shall include all "Accounts", as defined in the Security Agreement.

            "Affiliate" of a Person shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person. The term "control" means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (ii) beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 as amended) of five percent (5%) or more of the voting securities of such Person.

            "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time.

            "Availability" shall mean, at any time, the difference between (i) the Current Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Loans and (B) the Letter of Credit Exposure.

            "Bank" shall mean The Chase Manhattan Bank, its successors or any other bank designated by CIT to the Borrower from time to time that is reasonably acceptable to the Borrower.

            "Bankruptcy Code" shall mean Title 11, United States Code, 11 U.S.C. ss.ss. 101 et as amended.

            "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or such other court having original jurisdiction over the Chapter 11 Cases.

            "Benefit  Plan"  shall  mean a defined  benefit  plan as  defined in
Section 3(35) and subject to Title IV of ERISA (other than a Multiemployer Plan) in respect of which the Borrower, or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

            "Book Value" shall mean, as to any Inventory in respect of which such amount is to be determined, the lower of (a) cost (as reflected in the general ledger of the Borrower) or (b) market value (both cost and market value being determined in accordance with GAAP, calculated on the first in first out basis).

            "Borrower" shall have the meaning given to such term in the introductory paragraph to this Agreement.

            "Borrower's Projected 1997 Business Plan" shall mean the financial projections dated March 26, 1997 and captioned "New Leslie Fay Projections 1997-1998", prepared by the Parent and delivered to CIT prior to the Closing Date.

            "Borrowing Base" shall mean, as of the Relevant Date, an amount equal to the difference between:

                        (i) the sum of (A) 85% of the  Net  Amount  of  Eligible
            Accounts Receivable, plus (B) the lesser of (1) the sum of (x) 50% of the Book Value of Eligible Inventory and (y) 50% of the amount of L/C Inventory, provided that the Inventory with respect thereto is not otherwise included in the Borrowing Base and (2) $12,000,000, plus (C) 100% of the excess, if any, of the balance in the Funds-in-Use Account over the debit balance in the Loan Account, as of the opening of business on such date; and

                        (ii) such reserves as CIT, in its sole discretion exercised reasonably, may deem appropriate.

            "Borrowing Base Certificate" shall have the meaning given that term in Section 4.04(a) hereof

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York.

            "Capital   Expenditures"   shall  mean,   for  any  period   without
duplication, the sum of (i) the aggregate amount of all expenditures made or incurred during such period which, in accordance with GAAP, are required to be included in property, plant or equipment or in a similar fixed asset account, plus (ii) the entire principal amount of any debt obligations (including obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded) assumed in connection with any such expenditures.

            "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by CIT, the Persons controlling CIT or the Letter of Credit Issuer or the manner in which CIT, the Persons controlling CIT or the Letter of Credit Issuer allocate capital to any of their contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

            "Capitalized Lease" shall mean at any time any lease which is required under GAAP to be capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is required under

GAAP to be reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

            "Cash Collateral Account" shall mean an account maintained by, and under the sole dominion and control of, CIT.

            "Chapter 11 Cases" shall mean the reorganization cases of the Parent and certain of its Affiliates under chapter 11 of the Bankruptcy Code, previously pending in the Bankruptcy Court.

            "CIT" shall have the meaning given that term in the introductory paragraph to this Agreement.

            "Closing Date" shall mean the first date on which each of the conditions set forth in Section 8.01 shall have been satisfied.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

            "Collateral" shall have the meaning given that term in the Security Agreement.

            "Commitment Letter" shall mean the letter agreement dated February 25, 1997, as amended, between CIT and The Leslie Fay Companies, Inc., as Debtor and Debtor-in-Possession, and the term sheet annexed thereto.

            "Confirmation Order" shall mean the order of the Bankruptcy Court, dated April 21, 1997, confirming the Plan of Reorganization, which order shall be satisfactory in form and substance to CIT.

            "Consolidated Current Assets" means for any Person and its consolidated Subsidiaries, for any period the current assets determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Current Liabilities" means for any Person and its consolidated Subsidiaries, for any period the current liabilities determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated EBITDA" means for any Person and its consolidated Subsidiaries, for any period, the Net Income (Loss) of such Person and its consolidated Subsidiaries for such period, plus the sum, without duplication, of
(i) gross interest expense for such period (including, without limitation, interest expense paid to Affiliates of such Person) minus gross interest income for such period, (ii) income tax expense (benefit), (iii) depreciation expense,
(iv)
amortization expense net of negative goodwill amortization, and (v) extraordinary or unusual noncash losses (provided such extraordinary or unusual losses will not at any time result in a future cash outlay by such Person), minus all extraordinary or unusual non-cash gains, each determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Interest Expense" means for any Person and its consolidated Subsidiaries, for any period, the aggregate amount of (i) interest paid or required to be paid, in cash, on Indebtedness during such period, net of any interest earned during such period, (ii) in the case of the Borrower, the fee required to be paid during such period pursuant to the Commitment Letter,
(iii) payments made during such period on Capitalized Leases, to the extent such payments are allocatable to the payment of interest and (iv) in the case of the Borrower, all fees and charges paid during such period pursuant to Section 2.08(c) hereof, and all factoring fees or commissions paid during such period pursuant to Section 13.2 of the Factoring Agreement, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated  Tangible  Net  Worth"  means for any  Person  and its consolidated Subsidiaries for any period, the net book value of assets, excluding assets which would be classified as intangible assets, such as patents, patent rights, trademarks, tradenames, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP consistently applied, and excluding deferred assets, such as unamortized financing costs and expenses, and such other deferred assets classified as such in accordance with GAAP consistently applied, after all appropriate adjustments made in accordance with GAAP consistently applied (including without limitation reserves for doubtful Accounts Receivable, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset) minus liabilities, each determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Working Capital" means for any Person and its consolidated Subsidiaries, for any period current assets minus current liabilities, each determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Credit  Extension"  shall mean (a) the making of any Loan by CIT or
(b) the issuance, or extension of the expiration date of, any Letter of Credit which CIT assists the Borrower in opening or establishing.

            "Current Commitment" shall have the meaning assigned to that term in
Section 2.01 hereof.

            "Customer Terms Agreement" shall mean the letter agreement between the Borrower and CIT, dated as of the Closing Date, pursuant to which the Borrower shall have described the terms of sale applicable to certain of its customers, as more fully set forth therein and in the Schedule thereto, as the same may be updated and modified from time to time in accordance with Section 9.01(g).

            "Customs Letter of Credit" shall mean the Letter of Credit issued for the Borrower's account on or about the Closing Date by the Bank in favor of Lumbermen's Mutual Casualty Company in the original face amount of $____________________, letter of credit number ______, as the same may be amended, modified, supplemented or renewed from time to time.

            "Default Rate" shall have the meaning given that term in Section 2.08(b) hereof.

            "Depository Accounts" shall mean the lock-box or demand deposit accounts owned by CIT for the collection of the proceeds of Accounts Receivable, Inventory and other Collateral.

            "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

            "Designated Officer" shall mean John Pomerantz, John Ward or Warren Wishart, or such other Person performing the functions of the chief financial officer of the Borrower or the Parent, as the case may be, and designated and appointed as such by the Borrower's or the Parent's Board or Directors, as the case may be, provided that CIT shall have been notified in advance of the appointment of such other Person and CIT shall have consented in writing to such appointment, such consent not to be unreasonably withheld.

            "Designee" shall mean any Person authorized by the Designated Officer to perform in the name of the Designated Officer the kinds and types of ministerial tasks described in the second sentence of Section 2.03(a) hereof, provided that CIT shall have received and approved in advance a list of all such Designees and the specimen signature of each, such approval not to be unreasonably withheld.

            "Disbursement Account" shall mean the deposit accounts in the name of the Borrower maintained at a bank in the United States designated by the Borrower to CIT into which there shall be deposited proceeds of Loans and funds disbursed to the Borrower by CIT.

            "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

            "Eligible Accounts Receivable" means such Accounts Receivable of the Borrower which are and at all times continue to be, for purposes of this Agreement, acceptable to CIT in all respects. Criteria for eligibility may be established and revised from time to time solely by CIT in its exclusive judgment, exercised reasonably, and CIT shall use reasonable efforts to notify the Borrower from time to time of any such revision, to the extent such revision is material. In general, Accounts Receivable of the Borrower shall be deemed to be eligible if such Accounts Receivable are generated in the ordinary course of business of the Borrower, and are purchased, credit approved and continue to be credit approved under the Factoring Agreement. Accounts Receivable that are not purchased and credit approved or do not remain credit approved under the Factoring Agreement nonetheless may be deemed to be eligible in the sole and absolute discretion of CIT if:

                        (i) delivery of the merchandise has been completed;

                        (ii)  no  return,   rejection  or  repossession  of  the
            merchandise has occurred;

                        (iii) the  merchandise  has been accepted by the Account
            Debtor without dispute, setoff, defense or counterclaim, provided that in the case of any such dispute, setoff, defense or counterclaim, only that portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim may be eligible by reason of this clause (iii);

                        (iv) such Account  Receivable  is lawfully  owned by the
            Borrower, free and clear of any Lien other than in favor of CIT and otherwise continues to be in full conformity with any and all representations and warranties made by the Borrower to CIT with respect thereto in the Loan Documents;

                        (v) such Account Receivable is  unconditionally  payable
            in Dollars within 60 days from the invoice date, or such later date as CIT may, upon request of the Borrower and in CIT's sole discretion, agree, and is not evidenced by a promissory note, chattel paper or any other instrument or document;

                        (vi) no more than 60 days have  elapsed from the invoice
            due date and no more than 120 days have elapsed from the invoice date;

                        (vii) the Account Debtor with respect  thereto is not an
            Affiliate of the Borrower or of any other Obligor;

                        (viii) such Account  Receivable  does not  constitute an
            obligation of the United States or any other Governmental Authority, other than any Governmental Authority with respect to which the Borrower has provided to CIT evidence, reasonably satisfactory to CIT, that the Account Receivable of such Governmental Authority is not subject to the Federal Assignment of Claims Act;

                        (ix) the Account Debtor (or the applicable office of the
            Account Debtor) with respect thereto is located in the United States (excluding its territories or possessions), unless the Account
            Receivable is supported by a letter of credit or other similar obligation satisfactory to CIT;

                        (x) the Account Debtor with respect  thereto is not also
            a supplier to or creditor of the Borrower or any other Obligor (excluding Account Debtors that are creditors solely as a result of chargebacks in the ordinary course of business) unless such supplier or creditor has executed a letter, satisfactory to CIT, pursuant to which such supplier or creditor has waived its rights of set-off;

                        (xi) not more  than 25% of the  aggregate  amount of all
            Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 60 days past the invoice due date;

                        (xii) the Account  Debtor with  respect to such  Account
            Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs; and

                        (xiii) CIT has not informed the Borrower  that, in CIT's
            sole and absolute discretion, exercised in a commercially reasonable manner, it is not satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended.

Subject to the first two sentences of this definition, Accounts Receivable of the Borrower which satisfy each of the conditions set forth in clauses (i) through (xiii) above shall generally be deemed to be Eligible Accounts Receivables.

            "Eligible Inventory" means all Inventory of the Borrower consisting of finished goods and uncut piece goods which meet all of the following specifications:

                        (i) such  Inventory is lawfully  owned by the  Borrower,
            free and clear of any existing Lien other than that of CIT under the Loan Documents, is not held on consignment and may be lawfully sold, and continues to be in full conformity with any representations and warranties made in the Related Documents by the Borrower to CIT with respect thereto;

                        (ii) the  Borrower  has the right to grant Liens on such
            Inventory;

                        (iii) such Inventory arose or was acquired in the ordinary course of the business of the Borrower and does not represent damaged goods;

                        (iv) no Account Receivable or document of title has been
            created or issued with respect to such Inventory other than those in favor of CIT or the Letter of Credit Issuer;

                        (v) in the case of Inventory of the Borrower  consisting
            of finished goods and uncut piece goods, such Inventory is, in the reasonable opinion of CIT, readily salable or usable in the ordinary course of the business of the Borrower;

                        (vi) such  Inventory is located at one of the  locations
            listed on Schedule 1.01A hereto or such other locations in the continental United States as CIT shall approve in writing from time to time or in transit between two such locations;

                        (vii) in the case of finished goods Inventory sold under
            a licensed trademark, CIT and the licensor of such trademark shall have entered into an agreement, in form and substance satisfactory to CIT, with respect to the rights of CIT to sell or otherwise dispose of such Inventory;

                        (viii) such Inventory does not represent work in process
            or supplies; and

                        (ix) such Inventory is not otherwise regarded by CIT, in
            its sole and absolute discretion exercised reasonably, as unsuitable Collateral for the Obligations, and is and at all times shall continue to be reasonably acceptable to CIT in all respects.

            "Environmental Claims" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Obligors; (ii) from or onto any adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Obligors.

            "Environmental Law" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et. seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et. seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et. seq.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et. seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et. seq.); the

Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et. seq.); and their state and local counterparts or equivalents.

            "Environmental Liabilities and Costs" means, as to any Person, all liabilities (including strict liability), monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and.expenses of counsel, expert and consulting and costs of environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Government Authority or by any other Person, and which relate to any violation of Environmental Laws, Remedial Actions, or Releases of Hazardous Materials from or onto (i) any property presently or formerly owned or operated by the Obligors or any predecessor in interest or (ii) any facility which received Hazardous Materials generated by the Obligors or a predecessor in interest.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs incurred by a Governmental Authority.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any of the Obligors, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any of the Obligors, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any of the Obligors, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

            "Event of Default" shall mean any of the Events of Default described in Section 11.01 hereof.

            "Factoring Agreement" shall mean the Factoring Agreement dated as of the Closing Date between the Borrower and CIT, as the same may be amended, modified, supplemented or restated from time to time.

            "Factoring Documents" shall mean all agreements, instruments and documents executed or delivered in connection with the Factoring Agreement, as any of the same may be amended, modified, supplemented or restated from time to time

            "Filing Date" shall mean April 5, 1993.

            "Funds-in-Use Account" shall have the meaning given to such term in the Factoring Agreement.

            "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the Relevant Date.

            "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Guarantors" shall mean the Parent, and each of its direct and indirect Subsidiaries organized pursuant to the Plan of Reorganization and any other Person which from time to time guarantees all or any part of the Obligations.

            "Guaranty" shall mean each agreement executed in favor of CIT by each of the Guarantors, substantially in the form attached hereto as Exhibit B, pursuant to which (i) the Obligations are Guaranteed by such Guarantor and (ii) such Guarantor grants a Lien to CIT on all of the assets of such Guarantor, as collateral security for all Obligations and for all liabilities, indebtedness and obligations of such Guarantor arising under such Guaranty.

            "Hazardous  Materials" shall include (a) any element,  compound,  or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated byphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

            "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than property, including Inventory, and services, purchased in the ordinary course of business); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien, claim or encumbrance, upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly Guaranteed by such Person; and (vi) obligations or liabilities created or arising under any Capitalized Lease, conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

            "Indemnified  Parties"  shall  have the  meaning  given that term in
Section 12.06 hereof.

            "Inventory" means all goods and merchandise of the Borrower including, but not limited to, all raw materials, work in process, piece goods, trim, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property the sale or other disposition of which would give rise to Accounts Receivable, and any proceeds arising therefrom or relating thereto, and shall include all "Inventory", as defined in the Security Agreement.

            "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

            "Ledger Debt" means indebtedness owing by an Obligor to CIT by reason of such Obligor's purchases from other entities factored or financed by CIT.

            "L/C Inventory" means the aggregate undrawn stated amount of documentary Letters of Credit for the importation of Eligible Inventory which has been or will be consigned to a common carrier that has or will issue documents of title covering such Eligible Inventory to CIT or the Letter of Credit Issuer, provided, however, that any Eligible Inventory consisting of uncut piece goods covered by documentary Letters of Credit is being shipped directly to an approved inventory location in the continental United States. L/C Inventory shall not include any documentary Letters of Credit issued for the benefit of domestic trade creditors.

            "Letter of Credit Application" shall have the meaning given to that term in Section 3.01 hereof.

            "Letter of  Credit"  shall  have the  meaning  given to that term in
Section 3.01.

            "Letter of Credit Exposure" at any time shall mean the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding), (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit, and (c) any applicable duty and freight charges with respect to the merchandise supported by such Letters of Credit.

            "Letter of Credit  Fees"  shall mean all fees  payable  pursuant  to
Section 2.08(c).

            "Letter of Credit Guaranty" shall mean a guaranty delivered by CIT to the Letter of Credit Issuer of the Reimbursement Obligations under a reimbursement agreement, Application for Letter of Credit or other like document.

            "Letter of Credit Issuer" shall mean the issuer of a Letter of Credit, which initially shall be the Bank, and thereafter any issuer mutually acceptable to CIT and the Borrower.

            "License Agreements" shall mean each of the license agreements to which the Borrower or the Trademark Affiliate is a party, whether as licensor or licensee, as listed on Schedule 1.01B hereto.

            "Licensors" shall mean each of the licensors party to the License Agreements.

            "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

            "Loan" or "Loans" shall mean any and all loan or loans made by CIT to the Borrower under this Agreement.

            "Loan Account" shall mean the loan account in the Borrower's name established on the books of CIT, against which all charges and credits shall be made.

            "Material  Adverse Effect" shall mean a material adverse effect upon
(i) the business, operations, condition (financial or otherwise) or properties of (A) the Borrower and its Subsidiaries, taken as a whole, or (B) the Parent and its Subsidiaries, taken as a whole, (ii) the ability of any Obligor to perform its obligations hereunder or under the Note or under any other Related Document, or (iii) the legality, validity or enforceability of the Confirmation Order, this Agreement or any Related Document.

            "Maturity Date" shall mean, initially, the last day of the Original Term, and thereafter, the last day of the then current Renewal Term, if either CIT or the Borrower shall have given the other a Notice of Termination prior to such date within the time period required pursuant to the definition of the term Notice of Termination.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001 (a)(3) of ERISA which is, or within the  immediately  preceding six
(6) years was, contributed to by the Obligors or any ERISA Affiliate.

            "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less (i) sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, and (ii) in the case of sums due under the Factoring Agreement, deductions for factoring charges, interest, discounts, estimated anticipation, chargebacks based upon disputes and returns, chargebacks of client risk accounts purchased with recourse, and all other charges, offsets and reserves under the Factoring Agreement.

            "Net Income (Loss)" means, for any period, the net income (loss) of a Person and its consolidated Subsidiaries after income taxes for such period, all computed and consolidated in accordance with GAAP applied on a basis consistent with the corresponding prior period.

            "Net Sale Proceeds" shall mean proceeds (including any notes received as consideration and any other non-cash considerations) received by an Obligor from the sale, lease, assignment or other disposition outside of the ordinary course of business of any asset or property of any such Person, net of the costs of sale, lease, assignment or other disposition, taxes paid or payable as a result thereof and amounts applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or property disposed of.

            "Note" shall mean the promissory note of the Borrower, substantially in the form attached hereto as Exhibit A, executed and delivered under this Agreement, as modified, amended, supplemented or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

            "Notice of  Borrowing"  shall have the meaning given to that term in
Section 2.03.

            "Notice of Termination" shall mean the written notice of CIT or the Borrower, as the case may be, delivered to the other at least sixty (60) days prior to the relevant Maturity Date, pursuant to which CIT or the Borrower, as the case may be, shall indicate its intention to terminate this Agreement effective as of such Maturity Date.

            "Obligations" shall mean all obligations, liabilities and indebtedness of the Obligors to CIT incurred under or related to this Agreement, the Note, the Factoring Agreement or any other Related Document, the letter agreement dated on or about the Closing Date among Bank Boston, N.A., Bank America Business Credit, Inc., Heller Financial, Inc., The Leslie Fay Companies, Inc. and CIT and all Ledger Debt, whether such obligations, liabilities or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, those which are described in either of the following clauses (i) or (ii):

                        (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Note, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon, the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of CIT's obligation to lend and arrange for the issuance of Letters of Credit hereunder. Except as otherwise provided in the Factoring Agreement with respect to Factor Risk Accounts (as defined in the Factoring Agreement), if and to the extent any amounts in any account (including the Loan Account, the Depository Accounts or otherwise) constituting Collateral are applied to Obligations hereunder, and CIT is subsequently obligated to return or repay any such amounts to any Person for any reason, other than as a direct result of CIT's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

                        (ii) All indebtedness,  obligations and liabilities from
            time to time arising under or in connection with any account from time to time maintained by the Borrower with CIT, including but not limited to all Reimbursement Obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising in connection with any such account, or arising under or in connection with any investment services, cash management services or other services from time to time performed by CIT pursuant to or in connection with this Agreement or any other Related Document.

            "Obligors" shall mean the Borrower, the Parent and the other Guarantors.

            "Office" when used in connection with CIT shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of CIT as may be designated in writing from time to time by CIT to the Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by CIT to the Borrower. In the event The Chase Manhattan Bank shall be the Bank or the Letter of Credit Issuer, the Office for such entity shall until further written notice from CIT to the Borrower be its office located at 55 Water Street, New York, New York 10004.

            "Original  Term" shall have the  meaning  given that term on Section
5.01 hereof.

            "Paymaster Affiliate" shall mean Leslie Fay Systems Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Parent.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permitted  Disposition"  shall have the meaning  given that term in
Section 12. 17 hereof.

            "Permitted  Indebtedness"  shall have the meaning given that term in
Section 10.03 hereof.

            "Permitted  Liens" shall have the meaning given that term in Section
10.02 hereof

            "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

            "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which any of the Obligors or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Potential Default" shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

            "Prime Rate" shall have the meaning given that term in Section 2.05 hereof.

            "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse CIT for amounts payable by CIT under any Letter of Credit Guaranty in respect of any drawings made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon.

            "Referenced Company" shall mean each of the Borrower, the Parent, the Trademark Affiliate and the Paymaster Affiliate.

            "Related Documents" or "Loan Documents" means this Agreement, the Customer Terms Agreement, the Note, the Security Agreement, the Trademark Agreement, each Guaranty, the Stock Pledge Agreement, the Letters of Credit, each Letter of Credit Application, the Confirmation Order, the Factoring Agreement, the Factoring Documents, the other documents, instruments and agreements referred to in Section 7.01 hereof, and all other instruments, agreements and documents now existing or hereafter entered into or in effect by the Obligors or any other Person from time to time creating, evidencing, directly or indirectly guaranteeing, or granting CIT a Lien to secure, any obligations under or in connection with this Agreement, the Note, the Security Agreement, the Trademark Agreement, each Guaranty, the Stock Pledge Agreement, the Letters of Credit, each Letter of Credit Application, the Confirmation Order, the Factoring Agreement, the Factoring Documents or any other Related Document, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

            "Release" means, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration
(including the abandonment or discarding of barrels, containers or closed receptacles containing Hazardous Materials) of Hazardous Materials into the indoor or outdoor environment.

            "Relevant Date" shall mean the time a relevant computation or determination is to be made or the date of relevant financial statements.

            "Remedial Action" means all actions taken to (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or mitigate a Release or condition that is reasonably likely to result in a Release or minimize any Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform preremedial studies and investigations and post-remedial operation and maintenance activities or (iv) any other actions authorized by 42 U.S.C. 9601.

            "Renewal  Term"  shall have the  meaning  given that term in Section
5.01 hereof.

            "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA (other than events for which the notice requirements have been waived).

            "Revolving Credit Commitment" shall mean the commitment of CIT to make Loans to the Borrower pursuant to Section 2.01 (a) hereof in an aggregate principal amount not to exceed $30,000,000, as such amount may be reduced pursuant to the terms of this Agreement.

            "Sassco Reimbursement Agreement" means the agreement dated on or about the Closing Date between the Borrower and Sassco Partners Ltd., a Delaware corporation, in respect of the Borrower's rights of reimbursement, contribution and indemnity against Sassco Partners Ltd. in connection with the Customs Letter of Credit.

            "Security Agreement" shall mean the General Security Agreement executed and delivered by the Borrower to CIT substantially in the form attached hereto as Exhibit D, as amended, modified, supplemented or restated from time to time.

            "Stated Amount" of a Letter of Credit shall mean the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

            "Stock Pledge Agreement" shall mean the Stock Pledge and Security Agreement, dated as of the date hereof, made by the Parent in favor of CIT, substantially in the form of Exhibit C hereto, as amended, modified, supplemented or restated from time to time.

            "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which an aggregate of 50% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

            "Takeover Accounts Receivable" shall mean those Accounts Receivable of the Borrower which are outstanding and unpaid as of the Closing Date.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan (other than the commencement of the Chapter 11 Cases); (ii) the withdrawal of an Obligor or any ERISA Affiliate from a Benefit Plan during a plan year in which any of the Obligors or any ERISA Affiliate was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA; (iii) the imposition of an obligation on any of the Obligors or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041 (c) of ERISA;
(iv) the  institution by the PBGC of proceedings to terminate a Benefit Plan; or
(v) the partial or complete withdrawal of any of the Obligors or any ERISA Affiliate from a Multiemployer Plan.

            "Trademark Affiliate" shall mean Leslie Fay Licensing Enterprises Corp., a Delaware corporation and a wholly-owned Subsidiary of the Parent.

            "Trademark Agreement" shall mean the Trademark Security Agreement, dated as of the date hereof, made by the Trademark Affiliate in favor of CIT, substantially in the form of Exhibit E hereto, as amended, modified, supplemented or restated from time to time.

            "Undrawn Letter of Credit Availability" with respect to a Letter of Credit at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

            "Unreimbursed Draws" with respect to a Letter of Credit at any time shall mean the aggregate amount at such time of all payments made by a Letter of Credit Issuer or payments made by CIT under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrower.

            "WARN" shall mean the Worker Adjustment and Retraining Notification Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

            "Workmen's Compensation Letter of Credit" shall mean the Letter of Credit issued for the Borrower's account on or about the Closing Date by the Bank in favor of Hartford Fire Insurance Company in the original face amount of 41,765,026, as the same may be amended, modified, supplemented or renewed from time to time.

     1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by CIT include good faith estimates by CIT (in the case of quantitative determinations) and good faith beliefs by CIT (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     1.03.  Accounting   Principles.   Except  as  otherwise  provided  in  this
Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                                   ARTICLE II

                                   THE CREDITS
                                   -----------

     2.01. Revolving Credit Loans.

          (a) The Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, CIT agrees to make Loans to the Borrower at any time and from time to time on or after the date hereof and to, but not including, the Maturity Date, in an aggregate principal amount not exceeding at any one time outstanding CIT's Current Commitment at such time. CIT's "Current Commitment" at any time shall mean an amount equal to the lesser of (A) the Revolving Credit Commitment, as such Revolving Credit Commitment may have been reduced under Section 2.04(c) hereof at such time, and
(B) the Borrowing Base at such time. CIT shall have no obligation to make Loans hereunder or arrange for the issuance of Letters of Credit on or after the Maturity Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit

Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time.

          (b) Revolving Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Loans hereunder.

     2.02. Note. The obligation of the Borrower to repay the unpaid principal amount of the Loans made to it by CIT and to pay interest thereon shall be evidenced in part by the Note dated the date of the first Credit Extension with the blanks appropriately filled in. The executed Note shall be delivered by the Borrower to CIT on the Closing Date.

     2.03. Making of Loans.

          (a) Whenever the Borrower desires that CIT make a Loan, the Borrower shall provide notice to CIT not later than 12:00 noon (New York City time) on the date (which must be a Business Day) on which the Borrower proposes to borrow such Loan, setting forth: (i) the principal amount of the proposed borrowing, and (ii) the proposed borrowing date, which must be a Business Day. Such notice shall be given by telephone or in writing in substantially the form of Exhibit G hereto containing the original or facsimile signature of the Designated Officer or his Designee (a "Notice of Borrowing"); provided, however, that if given by telephone, such notice shall be confirmed in writing by delivery to CIT promptly (but in no event later than 2:00 p.m. (New York City time) on the date of the proposed borrowing) of a written Notice of Borrowing. On the date specified in such notice, CIT shall, subject to the terms and conditions of this Agreement, make such amount available to the Borrower on the date specified in such notice in funds immediately available, by depositing such proceeds in the Disbursement Account.

          (b) CIT shall be entitled to rely conclusively on the Designated Officer's authority or the authority of his Designee to request a Loan on behalf of the Borrower until CIT receives written notice to the contrary. CIT shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing and, with respect to an oral request for a Loan, CIT shall have no duty to verify the identity of any Person representing himself as the Designated Officer or his Designee.

          (c) CIT shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which CIT believes in good faith to have been given by the Designated Officer or his Designee or for otherwise acting in good faith under this Section 2.03 and, upon the funding of a Loan by CIT in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected a Loan hereunder.

          (d) Any notice of borrowing pursuant to this Section 2.03 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

     2.04. Mandatory Prepayment; Optional Prepayment; Commitment Reduction.

          (a) Mandatory Prepayment.

              (i) Exceeding Current Commitment. If at any time the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding, plus the Letter of Credit Exposure at such time, the Borrower shall immediately prepay the Loans, without penalty or premium, in an amount of not less than the amount of such difference or, if the Loans then outstanding are less than the amount of such difference, provide cash collateral to CIT in an amount satisfactory to CIT (not to exceed 110% of such excess), which cash collateral shall be deposited and held in the Cash Collateral Account until such time as such excess no longer exists.

              (ii) Disposition of Assets, etc. Without limiting any other provision of this Agreement or any other Related Document permitting or requiring prepayment of the Loans in whole or part, the Borrower shall prepay the Loans in whole or in part without premium or penalty, in an amount equal to 100% of the Net Sale Proceeds constituting cash received by any Obligor from any sale, lease, transfer or other disposition of any asset outside of the ordinary course of the business of the Obligors, the proceeds of any claim made under any insurance policy covering any assets of any Obligor and the proceeds of any condemnation or similar proceeding with respect to any real property of any Obligor. Any prepayment required under this clause (ii) shall be made on the first Business Day after the consummation of such transfer, sale, disposition, settlement, issuance or other event triggering a prepayment.

          (b) Optional Prepayment. The Borrower may without penalty or premium at any time or from time to time prepay, in whole or in part, any or all Loans then outstanding.

          (c) Commitment Reduction. At any time and from time to time, the Borrower may reduce the Revolving Credit Commitment by providing two Business Days' written notice to CIT of such reduction (which notice shall be irrevocable). Reductions in the Revolving Credit Commitment must be in a minimum amount of $1,000,000 and in multiples of $500,000 in excess thereof, shall be irrevocable and may not be reinstated. Concurrently with any notice of reduction of the Revolving Credit Commitment, the Borrower shall give notice to CIT of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitment.

          (d) No Reduction. No mandatory prepayment under Section 2.04(a) shall reduce the Revolving Credit Commitment.

     2.05. Interest Rate. Each Loan shall bear interest on the principal amount thereof from time to time outstanding for each day during each calendar month, until paid, at a rate per annum for each such day equal to the Prime Rate in effect on the last day of the previous month (the "then applicable Prime Rate") plus an interest rate margin of one percent (1%). "Prime

Rate", as used herein, shall mean the interest rate per annum publicly announced from time to time by the Bank in New York, New York as its Prime Rate. In the event of any change in the Prime Rate, the rate of interest hereunder shall change, as of the first day of the month following any change, so as to remain one per cent (1%) above the then applicable Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

     2.06. Interest Payment Dates. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable monthly in arrears on the first day of each month, commencing on the first day of the month following the month in which the Closing Date occurs. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

     2.07. Amortization. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Maturity Date.

     2.08. Payments.

          (a) Time, Place and Manner. Except with respect to optional prepayments as provided in Section 2.04(b) hereof, all payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrower hereunder, under the Note or any other Related Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to CIT in Dollars in funds immediately available at its Office without setoff, counterclaim or other deduction of any nature. The Borrower hereby authorizes CIT to, and CIT may, from time to time, when due and payable, charge the Loan Account with any interest, fees or expenses that are due and payable under this Agreement or any Related Document. The Borrower confirms that any charges which CIT may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at CIT's discretion and shall constitute a Loan to the Borrower. On the last day of each month, CIT shall transfer and credit to the Loan Account the amount reflected in the Funds-in-Use Account on such day. Credit balances in the Loan Account may be transferred to the Borrower at any time and from time to time. CIT shall use reasonable efforts to provide the Borrower with copies or other evidence of all charges to the Loan Account promptly and within five Business Days of the date such charges are made, provided that the failure to provide such copies or such other evidence to the Borrower shall not relieve the Borrower of any of its obligations under this Agreement. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year consisting of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded.

          (b) Interest Upon Events of Default. To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 11.01 of this Agreement, all principal, interest, fees, indemnities or any other obligations for the payment of money under this Agreement, the Note or any other Related Document (and including interest accrued under this Section 2.08(b)) shall bear interest for each day until paid (before and after judgment), payable on demand, at two percent (2%) in excess of the rate of interest otherwise in effect under this Agreement and, if no interest rate is otherwise in effect, at a rate per annum of three percent (3%) above the Prime Rate for such day (collectively, the "Default Rate"). CIT shall use reasonable efforts to promptly provide the Borrower with notice that interest is accruing at the Default Rate and of the Event of Default giving rise thereto, provided that the failure of CIT to provide such notice to the Borrower shall not limit the rights of CIT under this Section 2.08(b) or relieve the Borrower of its obligations under this Section 2.08(b) or the Agreement.

          (c) Letter of Credit Fees. The Borrower shall pay to CIT a fee on the average undrawn amount of each documentary Letter of Credit equal to 1/8 of 1% of the average monthly undrawn amount, payable monthly in arrears on the first day of each month commencing on the first day of the month next following the issuance of such documentary Letter of Credit. In addition, the Borrower shall pay to CIT a fee for each standby Letter of Credit issued hereunder, such fee to be equal to 1.50% per annum of the Stated Amount of such standby Letter of Credit, payable monthly, in arrears, commencing on the date such Standby Letter of Credit is issued and on each anniversary of such issuance date. The Borrower shall also pay the normal and customary letter of credit fees and charges of CIT for the administration, issuance, amendment and processing of any Letters of Credit issued by such Letter of Credit Issuer, as set forth in Schedule 2.08 hereto.

          (d) Audit and Collateral Monitoring Fees. The Borrower acknowledges that CIT may upon reasonable notice to the Borrower conduct audits and/or field examinations of the Borrower and the Guarantors at any reasonable time and from time to time in a manner so as to not unduly disrupt the business of the Borrower or Guarantors, provided that such notice shall not be required if an Event of Default has occurred and is continuing. The Borrower agrees to pay, for the account of CIT, $500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits and examinations.

          (e) Fees. All fees required to be paid pursuant to the Commitment Letter or any Related Document shall be paid as required therein. Except to the extent set forth in the Commitment Letter, all fees under this Agreement or the other Related Documents are non-refundable under all circumstances.

     2.09. Use of Proceeds. The Borrower hereby covenants, represents and warrants that the proceeds of the Loans made to it will be used solely to fund working capital in the ordinary course of the Borrower's business and for other general corporate purposes of the Borrower.

     2.10. Increased Costs and Reduced Return.

          (a) If CIT or the Letter of Credit Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by the Letter of Credit Issuer or CIT or any Person controlling CIT or the Letter of Credit Issuer with any directive of or guideline from any central bank or other Governmental
Authority or the introduction of or change in any accounting principles applicable to the Letter of Credit Issuer, CIT or any Person controlling CIT or the Letter of Credit Issuer (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to the Letter of Credit Issuer, CIT or any Person controlling CIT or the Letter of Credit Issuer of any amounts payable hereunder (except for taxes on the overall net income of the Letter of Credit Issuer, CIT or any Person controlling CIT or the Letter of Credit Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, the Letter of Credit Issuer, CIT, or any Person controlling CIT or the Letter of Credit Issuer or (iii) impose on the Letter of Credit Issuer, CIT or any Person controlling CIT or the Letter of Credit Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to the Letter of Credit Issuer or CIT of making any Loan, issuing or guaranteeing any Letter of Credit, or agreeing to make any Loan or issue or guaranty any Letter of Credit, or to reduce any amount received or receivable by the Letter of Credit Issuer or CIT hereunder, then, upon demand by the Letter of Credit Issuer or CIT, the Borrower shall pay to the Letter of Credit Issuer or CIT such additional amounts as will compensate the Letter of Credit Issuer or CIT for such increased costs or reductions in amount.

          (b) If CIT or the Letter of Credit Issuer shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer, CIT or any Person controlling such Letter of Credit Issuer or CIT with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by the Letter of Credit Issuer, CIT or any Person controlling the Letter of Credit Issuer or CIT, and the Letter of Credit Issuer or CIT determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty with respect thereto, or the Letter of Credit Issuer's or CIT's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on the Letter of Credit Issuer's, CIT's or any such other controlling Person's capital to a level below that which the Letter of Credit Issuer, CIT or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty with respect thereto or any agreement to make Loans, to issue Letters of Credit or the Letter of Credit Issuer's or CIT's other obligations hereunder (in each case, taking into consideration the Letter of Credit Issuer's, CIT's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by the Letter of Credit Issuer or CIT, the Borrower shall pay to the Letter of Credit Issuer or CIT from time to time such additional amounts as will compensate the Letter of Credit Issuer or CIT for such cost of maintaining such increased capital or such reduction in the rate of return on the Letter of Credit Issuer's, CIT's or such other controlling Person's capital.

          (c) All amounts payable under this Section 2.10 shall bear interest from the date that is three Business Days after the date of demand by the Letter of Credit Issuer or CIT until payment in full to the Letter of Credit Issuer or CIT at the then applicable Prime Rate plus one per cent (1%). A certificate of the Letter of Credit Issuer or CIT claiming compensation under this Section 2.10 specifying the event herein above described and the nature of such event shall be submitted by the Letter of Credit Issuer or CIT to the Borrower, setting forth the additional amount due and an explanation in reasonable detail of the calculation thereof, the Letter of Credit Issuer's or CIT's reasons for invoking the provisions of this Section 2.10 and shall be final and conclusive absent manifest error.

                                   ARTICLE III

                                LETTERS OF CREDIT
                                -----------------

     3.01. Letters of Credit.

          (a) General. In order to assist the Borrower in establishing or opening documentary and standby letters of credit (the "Letters of Credit") with the Letter of Credit Issuer, the Borrower has requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letter of Credit Guaranty, thereby lending CIT's credit to the Borrower, and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit on or after the Maturity Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the aggregate amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, CIT shall not be required to be the issuer of any Letter of Credit. The Borrower will be the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit H hereto or such other form as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner reasonably acceptable to CIT, together with such other certificates, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "Letter of Credit Application").

                     (i) No  documentary  Letter of  Credit  may have a tenor of more than 90 days from the date of issuance, and no standby Letter of Credit may have a tenor of more than 365 days from date of issuance, provided, however, that no Letter of Credit may have a final expiry date which is later than five Business Days before the applicable Maturity Date, unless it is cash collateralized in a manner satisfactory to CIT. The aggregate Letter of Credit Exposure shall not exceed $20,000,000, of which not more than $15,000,000 may be Letter of Credit Exposure with respect to standby Letters of Credit, provided that on and after October 31, 1997, the Letter of Credit Exposure with respect to standby Letters of Credit may not be more than $4,500,000. In addition, the amount, purpose, form and extent of the Letters of Credit and changes or modifications thereof by the Borrower and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of CIT in the exercise of its reasonable discretion, provided, however, that (x) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to CIT and the Letter of Credit Issuer, and (y) Letters of Credit for the benefit of domestic trade creditors in connection with the purchase of merchandise or goods of the Borrower shall not be permitted.

                     (ii) CIT shall have the right,  without prior notice to the
              Borrower, to charge the Loan Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by CIT under the Letter of Credit Guaranty at the earlier of (x) payment by CIT under the Letter of Credit Guaranty, or (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence of an Event of Default, provided that such Event of Default is continuing on the date on which CIT so charges the Loan Account. Any costs and expenses (exclusive of any charges, fees or commissions) charged to CIT for the Borrower's account by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Loan Account in full when charged to or paid by CIT and when made by any such Letter of Credit Issuer shall be conclusive on the Borrower. Any amount charged to the Loan Account shall be deemed a Loan made by CIT to the Borrower.

                     (iii) The Borrower unconditionally indemnifies CIT and holds CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account, and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of CIT as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to hold CIT harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer. The Borrower's unconditional obligation to CIT hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CIT's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by CIT for the Borrower's account by the Letter of Credit Issuer shall be conclusive on the Borrower and may be charged to the Loan Account.

                     (iv) CIT shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without being limited by the foregoing, CIT shall not be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

                     (v) The  Borrower  agrees that any action  taken by CIT, if taken in good faith and in the absence of gross negligence or willful misconduct, or any action taken by the Letter of Credit
              Issuer, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, shall be binding on the Borrower (with respect to the Letter of Credit Issuer and CIT) and shall not put CIT in any resulting liability to the Borrower. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name, provided that CIT shall give the Borrower notice of such action promptly thereafter and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrower. Notwithstanding any of the foregoing, in the absence of a continuing Event of Default, CIT shall not take any of the foregoing actions that result in a departure in any material respect from the terms of the relevant Letter of Credit or Letter of Credit Application.

                     (vi) Without CIT's express consent and endorsement in writing, which in the absence of a continuing Event of Default shall not be unreasonably withheld, the Borrower agrees: (x) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) during the continuance of an Event of Default which is not waived by CIT, not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                     (vii) The Borrower  agrees that any  necessary and material import, export or other license or certificates for the import or handling of Inventory will have been promptly procured; all foreign and domestic material governmental laws and regulations in regard to the shipment and importation of Inventory or the financing thereof will have been promptly and fully complied with, in each case, where the failure to obtain such certificate or license or the failure to comply with such laws could result in a Material Adverse Effect; and any certificates in that regard that CIT may at any time reasonable request will be promptly furnished. As between the Borrower, on the one hand, and CIT and the Letter of Credit Issuer, on the other hand, the Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrower, on the one hand, and CIT and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

                     (viii) Upon any payments made to the Letter of Credit Issuer under a Letter of Credit Guaranty, CIT shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower to the Letter of Credit Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

                     (ix) In the event that the  Borrower is required to provide cash collateral for any Letter of Credit, the Borrower shall deposit such cash collateral in the Cash Collateral Account.

          (b) Request for Issue. The Borrower may from time to time, upon notice not later than 12:00 noon, New York City time, at least three Business Days in advance, request CIT to assist the Borrower in establishing or opening a Letter of Credit or amending a Letter of Credit (if the effect of such amendment would be to increase the amount of the Undrawn Letter of Credit Availability in respect thereof) by delivering to CIT, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents.


                                   ARTICLE IV

                                 BORROWING BASE
                                 --------------

     4.01 Conditions of Lending and Assisting in Establishing or Opening Letters of Credit. CIT shall have no obligation to make a Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Loans plus the Letter of Credit Exposure exceeds, or after giving effect to a requested Loan or Letter of Credit would exceed, the Current Commitment at such time.

     4.02. Mandatory Prepayment. Concurrently with the delivery of any Borrowing Base Certificate, the Borrower shall give notice to CIT of any mandatory prepayment required to be made pursuant to Section 2.04(a), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to CIT.

     4.03. Rights and Obligations Unconditional. Without limitation of any other provision of this Agreement, the rights of CIT and the obligations of the Borrower under this Article IV are absolute and unconditional, and CIT shall not be deemed to have waived the condition set forth in Section 4.01 hereof or its right to payment in accordance with Section 4.02 hereof in any circumstance whatever, including but not limited to circumstances wherein CIT (knowingly or otherwise) makes an advance hereunder in excess of the Borrowing Base.

     4.04. Borrowing Base Certificate.

          (a) On the date hereof, and thereafter by 12:00 noon, New York City time on each Tuesday, the Borrower shall furnish to CIT a certificate (a "Borrowing Base Certificate") substantially in the form attached hereto as
Exhibit I, executed by the Designated Officer of the Borrower, setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the immediately preceding Friday together with such other information with respect to the Accounts Receivable and Inventory of the Borrower as CIT may reasonably request.

          (b) In the event of any dispute about the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof, CIT's good faith reasonable judgment shall control.

          (c) The Borrowing Base set forth in a Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by CIT to but not including the date on which a subsequent Borrowing Base Certificate is duly received by CIT, unless CIT disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower.

          (d) Each Borrowing Base Certificate shall be accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as CIT may reasonably request from time to time.

     4.05. General Provisions.  Notwithstanding anything to the contrary in this
Article IV, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.


                                    ARTICLE V

                              TERM AND TERMINATION
                              --------------------

     5.01. Term of Agreement. Subject to CIT's rights under Article XI hereof, this Agreement shall be in effect for a period of two years from the Closing Date (the "Original Term"), and thereafter shall automatically renew itself for successive one-year periods (each a "Renewal Term"), unless sooner terminated as provided in Section 5.02 hereof.

     5.02. Termination.

          (a) Termination by CIT. Upon the delivery to the Borrower of a Notice of Termination, CIT may, at its option, terminate this Agreement as of the last day of the Original Term or the then current Renewal Term, as applicable, and as stated in such Notice of Termination.

          (b) Termination by the Borrower. Upon delivery to CIT of a Notice of Termination, the Borrower may, at its option, terminate this Agreement as of the last day of the Original Term or the then current Renewal Term, as applicable and as stated in such Notice of Termination; provided however that the Borrower shall, on the termination date specified in its Notice of Termination satisfy in full all of its obligations under Section 5.03 hereof and under any other Related Document. Any Notice of Termination given by the Borrower shall be irrevocable unless CIT otherwise agrees in writing.

          (c) Simultaneous Termination of Factoring Agreement. A Notice of Termination given under this Article V shall be deemed to constitute a notice of termination of the Factoring Agreement and the termination of this Agreement pursuant to this Article V shall constitute the simultaneous termination of the Factoring Agreement. The Factoring Agreement may not be terminated by the Borrower unless the Borrower also terminates this Agreement under this Article V.

     5.03. Effect of Termination.

          (a) Upon the termination date stated in any Notice of Termination:

              (i) the Revolving Credit Commitment shall terminate immediately and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue;

              (ii) the unpaid principal amount of the Note, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement and all other amounts owing by the Borrower hereunder or under the Note or Related Documents shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue;

              (iii) if only Letters of Credit are outstanding, the Borrower shall be required to maintain cash collateral covering the Letter of Credit Exposure in an amount satisfactory to CIT; and

              (iv) the obligations of CIT under the Factoring Agreement or under any of the Factoring Documents shall terminate and any amounts due or to become due to CIT thereunder shall be immediately due and payable.

       (b) All undertakings, agreements, covenants, warranties and representations of the Borrower contained in this Agreement and the Related Documents shall survive any termination under this Article V and CIT shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the Related Documents notwithstanding such termination until the Borrower has paid the Obligations to CIT, in full, in immediately available funds. Notwithstanding the payment in full of the Obligations, CIT shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage CIT may incur as a result of dishonored checks or other items of payment received by CIT from the Borrower or any Account Debtor and applied to the Obligations, CIT shall, at its option, (i) have received a written agreement, executed by the Borrower and by any Person whose loans or other advances to the Borrower are used in whole or in part to satisfy the Obligations, indemnifying CIT from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as CIT, in its reasonable discretion, may deem necessary to protect CIT from any such loss or damage.

     5.04 Resetting of Financial Covenants. CIT and the Borrower agree that in the event that neither party shall have given the other a Notice of Termination prior to the relevant Maturity Date, then, at least forty-five (45) days prior to the end of the Original Term or the Renewal Term, as the case may be, CIT and the Borrower shall meet, confer and negotiate with one another in good faith for the purpose of resetting for the then succeeding i Renewal Term the appropriate financial covenant levels or ratios to be maintained for such Renewal Term pursuant to Sections 10.15 through 10.20 hereof.

                                   ARTICLE VI

                                    SECURITY
                                    --------

     6.01. Grant of Lien and Security Interest

          (a) Pursuant to the Security Agreement, as collateral security for the Obligations, the Borrower has assigned, pledged, transferred, granted, bargained and sold, confirmed and set over unto CIT, and has granted and created in favor of CIT a security interest in and to the Collateral and hereby confirms and reaffirms the granting and creation in favor of CIT of a security interest in and to the Collateral.

          (b) The liens and security interests in favor of CIT created pursuant to the Security Agreement shall be valid and perfected liens and security interests, prior to all other liens and interests hereafter arising, except for such Permitted Liens which have priority by operation of law. The liens and security interests in favor of CIT and their priority shall remain in effect until the Revolving Credit Commitment has been terminated and all Obligations have been repaid in cash in full and all Letters of Credit outstanding are cash collateralized in a manner satisfactory to CIT.

     6.02. Collection Arrangement. Each Account Debtor shall be instructed by the Borrower to remit payments on all Accounts Receivable owing by it (other than Takeover Accounts Receivable owing by it) to a post office box owned and designated by CIT. All proceeds from the collection of Accounts Receivable and the sale of the Inventory and other Collateral of the Borrower received each day in such post office box shall be deposited in Depository Accounts established by CIT. CIT shall cause all available funds contained in the Depository Accounts to be transferred on a daily basis to the Funds-in-Use Account. Any collection by the Borrower of the proceeds of Accounts Receivable and proceeds of the sale of the Inventory and other Collateral of the Borrower shall be made for CIT, and the Borrower shall receive all payments thereon as CIT's trustee, and immediately transfer all such payments in kind, with proper endorsement, if necessary, directly to CIT or into a Depository Account.

     6.03. Grants, Rights and Remedies Cumulative. This Agreement, the Security Agreement and such other Related Documents supplement each other and the grants, priorities, rights and remedies of CIT hereunder and thereunder are cumulative.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to CIT with respect to itself, and where indicated, with respect to each other Referenced Company, as follows:

     7.01. Organization and Qualification. Each Referenced Company is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Referenced Company is duly qualified to do business and is in good standing in each jurisdiction in which the failure to qualify would have a Material Adverse Effect. Schedule 7.01 hereto correctly sets forth as of the date hereof the jurisdictions in which each Referenced Company is qualified to do business.

     7.02. Authority and Authorization. The Borrower has all necessary corporate power to execute and deliver this Agreement and each Referenced Company has all necessary corporate power to execute and deliver each of the Related Documents to which it is or is to be a party. The Borrower has the power and authority to perform its obligations hereunder, and each Referenced Company has the power and authority to perform its obligations under each such Related Document to which it is or is to be a party, and all such action has been duly and validly authorized by all necessary corporate and judicial action.

     7.03. Execution and Binding Effect. This Agreement and each of the other Related Documents required to be executed and delivered on or prior to the date hereof have been duly and validly executed and delivered by the Borrower and each other Referenced Company, to the extent it is a party thereto, and constitute the legal, valid and binding obligations of the Borrower and each other Referenced Company, as the case may be, enforceable against each, to the extent it is a party thereto, in accordance with the terms hereof or thereof, except as such enforceability may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law. Each Related Document to which the Borrower or other Referenced Company is or is to be a party is, or will be when executed and delivered, validly executed and delivered by the Borrower or such other Referenced Company, as the case may be, and will constitute the legal, valid and binding obligation of the Borrower or such other Referenced Company, as the case may be, enforceable against it in accordance with the terms thereof, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

     7.04. Authorizations and Filing. Except as set forth on Schedule 7.04 hereof, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by the Borrower or any other Referenced Company, as the case may be, of this Agreement or the other Related Documents to which the Borrower or such other Referenced Company is or is to be a party, consummation by the Borrower or any other Referenced Company, as applicable, of the transactions herein or therein contemplated, performance of or compliance by the Borrower or any other Referenced Company, as applicable, with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof.

     7.05. Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Related Documents to which the Borrower or other Referenced Company is or is to be a party nor consummation by the Borrower or any other Referenced Company, as applicable, of the transactions herein or therein contemplated nor performance of or compliance by the Borrower or any other Referenced Company, as applicable, with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or default under the Borrower's or such other Referenced Company's charter or by-laws, or any material agreement or instrument to which the Borrower or such other Referenced Company is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrower, except the Liens in favor of CIT. Neither the Borrower nor any other Referenced Company is a party to, or subject to, any contract, agreement, or charter or other corporate restriction, which has or is likely to have a Material Adverse Effect. Neither the Borrower nor any other Referenced Company is a party to, or subject to, any contract or agreement which restricts its right or ability to incur indebtedness.

     7.06. Financial Statements.

       (a) Historical Statements. Leslie Fay DIP has heretofore furnished to CIT an audited consolidated balance sheet of Leslie Fay DIP and its consolidated Subsidiaries as of December 28, 1996, and the related consolidated statements of operations and cash flows for the fiscal year then ended, and an unaudited consolidated balance sheet and related consolidated statements of operations and cash flows of Leslie Fay DIP and its consolidated Subsidiaries for and as of the end of the period commencing on December 29, 1996 and ending April 30, 1997 (the "Historical Statements") as certified by the Designated Officer of Leslie Fay DIP. The Historical Statements also include the results of operations for each of the divisions that will comprise the operations and business of the Borrower on and after the Closing Date (the "Divisional Operating Results"). The Historical Statements present fairly, in all material respects, the financial condition of Leslie Fay DIP and its consolidated Subsidiaries as of the end of such fiscal year and as of the end of such period and the results of their operations and the cash flows for the fiscal year and months then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, except for any financial reporting implications of the Chapter 11 Cases, subject to year-end adjustments. Except as disclosed therein or set forth on Schedule 7.06 hereof, the Borrower does not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.

          (b) Projections. Leslie Fay DIP has heretofore furnished to CIT the Borrower's Projected 1997 Business Plan, and the financial projections contained therein have been prepared in accordance with the standard set forth in the second sentence of Section 7.17 hereof.

     7.07. No Event of Default. No Event of Default or Potential Default has occurred and is continuing, or exists. No Referenced Company is in violation of any term of its charter or by- laws.

     7.08. Litigation. Except as set forth in the financial statements referred to in Section 7.06 hereof and Schedule 7.08 hereof, there is not, to the best knowledge of the Borrower, any pending or threatened proceeding by or before any Governmental Authority, arbitrator or grand jury against or affecting the Borrower, any other Referenced Company or any ERISA Affiliate, with respect to any Environmental Law or ERISA law, which, if adversely decided, can reasonably be expected to have a Material Adverse Effect.

     7.09. ERISA. Except as set forth in Schedule 7.09 hereof (i) each Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred with respect to any Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to CIT, is complete and correct and fairly presents the funding status of such Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Benefit Plan had an accumulated or waived funding deficiency within the meaning of Section 412 of the Code at any time during the previous 60 months, (v) no Lien exists on account of any Plan within the meaning of Section 412(a) of the Code at any time during the previous 60 months, and (vi) in the event of a withdrawal from each Multiemployer Plan to which the Borrower or any of its ERISA Affiliates contributes, to the knowledge of the Borrower, as of the date hereof the aggregate withdrawal liability incurred by the Borrower and its ERISA Affiliates as a result of such withdrawal would not reasonably be expected to exceed $100,000. Except as required by Section 4980B of the Code, the Borrower does not maintain a welfare plan (as defined in ERISA) which provides benefits or coverage after a participant's termination of employment. Neither the Borrower nor any of its ERISA Affiliates have incurred any liability under WARN that has not been satisfied. Neither the Borrower nor any of its ERISA Affiliates have engaged in any non-exempt prohibited transaction within the meaning of Section 406 of ERISA and Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates has failed to make any contribution or payment to any Benefit Plan or amended any Benefit Plan, which could result in the imposition of a Lien.

     7.10. Taxes. All tax returns required to be filed by the Parent or the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or any other Referenced Company or upon any of its property, income, sale or franchise which are shown thereon as due and payable have been paid, except (i) such, if any, that are reserved against in accordance with GAAP, (ii) such taxes as are being contested in good faith by appropriate proceedings or (iii) such taxes, assessments, fees or charges, the failure to make payment of which would not have a Material Adverse Effect. The reserves and provisions for taxes, if any, on the books of the Borrower are adequate for all open years and for its current fiscal period. Except as set forth on Schedule
7.10 hereof, the Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). Except as set forth on Schedule 7.10 hereof, the federal income tax liabilities of the Parent and the Borrower have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

     7.11. Financial Accounting Practices

          (a) The Borrower makes and keeps in reasonable detail, books, records and accounts which accurately and fairly reflect its transactions and dispositions of its assets and the Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to CIT and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b) The Borrower maintains a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Account Receivable and Inventory as provided herein and the valuation thereof) is accurate.

     7.12. Power To Carry On Business. The Borrower has all the requisite power and authority to own and operate its properties and to carry on its business as planned to be conducted in accordance with the Plan of Reorganization.

     7.13. No Material Adverse Change. Since December 28, 1996, there has not occurred any event which may be reasonably expected to have a Material Adverse Effect.

     7.14. Title to Properties; Existing Liens. The Borrower and each other Referenced Company has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other property, in each case, free and clear of all Liens other than Permitted Liens.

     7.15. Compliance with Laws. Neither the Borrower nor any other Referenced Company is in violation of or otherwise liable under any Law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal property owned or possessed by
it), except for violations which in the aggregate do not have a Material Adverse Effect.

     7.16. Capitalization. Schedule 7.16 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of the Borrower and each other Referenced Company. All shares of such stock are owned free and clear of all Liens, except, in the case of the stock of the Borrower and all other direct Subsidiaries of the Parent, the Lien in favor of CIT arising under the Stock Pledge Agreement. The identities of the members of the Board of Directors of each of the Parent and the Borrower and the identities of the members of the audit committee of the Parent, and of the Borrower, if relevant, are also set forth on Schedule 7.16.

     7.17. Accurate and Complete Disclosure. No representation or warranty made by the Borrower under or pursuant to this Agreement or any other Related Document and no written statement made by the Borrower, the Parent or Leslie Fay DIP in any financial statement (furnished pursuant to this Agreement or otherwise), certificate, report, exhibit or document furnished by any of them to CIT pursuant to or in connection with this Agreement or any other Related Document is or was or will be, when delivered, when taken together with all other information supplied by any of them to CIT, false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading). To the extent any of them furnishes any projections of the financial position and results of operations of the Borrower for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the preparer thereof and have been or will be based on assumptions believed by the preparer thereof to be reasonable at the time made and upon the best information then reasonably available to the preparer thereof.

     7.18. Insurance. The Borrower keeps its properties adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by them, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by CIT. Schedule 7.18 hereto sets forth a list of all insurance currently maintained by the Borrower.

     7.19. Environmental Matters.

          (a) To the Borrower's best knowledge, after reasonable inquiry and investigation, it is in compliance in all material respects with all applicable Environmental Laws, except for any noncompliance which individually or in the aggregate is not reasonably expected to have a Material Adverse Effect;

          (b) The Borrower has obtained all material permits, approvals, authorizations and licenses required by Environmental Laws necessary for its operations, and to the Borrower's best knowledge, after reasonable inquiry and investigation, the Borrower is in material compliance with all material terms and conditions of such permits, approvals, authorizations and licenses, except for any noncompliance which individually or in the aggregate is not reasonably expected to have a Material Adverse Effect;

          (c) The Borrower has not received any notice or claim that there has been any Release in excess of an applicable reportable quantity at any property owned or operated by the Borrower or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrower or a predecessor in interest which is reasonably expected to have a Material Adverse Effect;

          (d) No Environmental Claims have been asserted in writing against the Obligors nor does the Borrower have any knowledge of any threatened or pending Environmental Claim against the Borrower or a predecessor in interest which is reasonably expected to have a Material Adverse Effect; and

          (e) Buyer has not received notice that any Environmental Claims have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower or any predecessor in interest which is reasonably expected to have a Material Adverse Effect.

     7.20. Lien Perfection. The Obligations of the Borrower hereunder and under the Related Documents to which the Borrower is a party is secured by a valid and perfected lien on and security interest in all of the Collateral.

     7.21. Bankruptcy Court Order. The Plan of Reorganization has been consummated and the Confirmation Order has been duly and properly entered, is in full force and effect, has not been reversed, stayed, modified or amended, and is final.

     7.22. Real Property. Schedule 7.22 hereto sets forth a complete and accurate description and list, as of the date hereof, of the location, by state, county and street address, of all of the real property owned or leased by the Borrower together with a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale and of any motion to the Bankruptcy Court with respect thereto). The

Borrower has good and marketable title in fee simple, to, or a valid leasehold interest in, the real property set forth in such Schedule.

     7.23. Location of Bank Accounts. Schedule 7.23 hereto sets forth a complete and accurate list, as of the date hereof of all deposit accounts owned by the Borrower together with a description thereof (i.e. the bank at which such deposit account is maintained and the account number and the purpose thereof).

     7.24. Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit, respectively, in accordance with Sections 2.09 and 3.01
(a)(i) hereof, respectively.

     7.25. Intellectual Property. The Borrower owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, do not have a Material Adverse Effect. Set forth in Schedule 7.25 is a complete and accurate list of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of the Borrower and the Trademark Affiliate. To the Borrower's best knowledge, after reasonable inquiry and investigation, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which do not have, individually or in the aggregate, a Material Adverse Effect.

     7.26. Solvency. After giving effect to the consummation of the Plan of Reorganization and the Chapter 11 Cases, the Borrower is (i) solvent, (ii) has reasonable capital with which to engage in its business and (iii) has not incurred debts beyond its ability to pay as such debts mature.

     7.27. Governmental Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of Federal Reserve System, as amended. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Holding Company Act or the Investment Company Act of 1940, and the Borrower is not subject to any statute or regulation which prohibits or restricts the incurrence of any obligations under this Agreement, the Note, the Letters of Credit issuable hereunder or any other Related Documents, including, without limitation, statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

                                  ARTICLE VIII

                         CONDITIONS OF CREDIT EXTENSIONS
                         -------------------------------

     8.01. Conditions Precedent to Initial Credit Extension. The obligation of CIT to make the initial Credit Extension hereunder (whether such Credit Extension shall consist of the making of a Loan or assistance to the Borrower in establishing or opening Letters of Credit) is subject to the satisfaction on or before the date thereof of each of the following conditions, in addition to the conditions set forth in Section 8.02:

          (a) The Borrower shall have received an equity contribution of at least $8,000,000 in cash from the Parent and the proceeds of such contribution shall have been credited to the Loan Account.

          (b) CIT shall have reviewed the Plan of Reorganization and all material agreements and documents executed or to be executed and/or delivered in connection therewith.

          (c) CIT shall have received a certified copy of the Confirmation Order, such order shall have been duly and properly entered, shall be in full force and effect, shall not have been reversed, stayed, modified or amended, and shall be final.

          (d) The Plan of Reorganization shall have become effective in accordance with its terms.

          (e) CIT shall have reviewed to its satisfaction (i) the corporate and capital structure of the Parent, the Borrower and the other direct and indirect Subsidiaries of the Parent, (ii) the identity of each beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), as of a date no later than 30 days prior to the Closing Date, of five percent (5%) or more of the voting securities of the Parent and (iii) the composition of the Board of Directors of the Parent and the Borrower and the audit committee of the Parent and of the Borrower, if relevant.

          (f) The Borrower shall have executed and delivered to CIT this Agreement, the Note, the Factoring Agreement, each of the Factoring Documents and the Security Agreement, and each other Related Agreement to which the Borrower is a party, each of which shall be dated the Closing Date.

          (g) The Obligors, other than the Borrower, shall have executed and delivered to CIT the Guaranties, Stock Pledge Agreement, the Trademark Agreement, and each other Related Agreement to which any of the Obligors is a party, each of which shall be dated the Closing Date.

          (h) The Borrower shall have paid to CIT all fees when due and other amounts due and payable to CIT when due, including, but not limited to, amounts due under Section 2.08 and Section 12.06 hereof and under the Commitment Letter. The Borrower shall have paid to CIT's legal counsel all reasonable fees and other out-of-pocket disbursements paid or incurred by such counsel, all such disbursements to be itemized in reasonable detail.

          (i) CIT shall have received certificates satisfactory in form and substance to it from the Obligors, signed by the Designated Officer of the Parent, certifying as to (i) true copies of Obligors' charter and by-laws, (ii) true copies of all corporate action taken by the Obligors relative to the Related Documents and the transactions contemplated thereby (which shall designate one or more Designated Officers), (iii) the true signatures and incumbency of the Designated Officers, and (iv) such other matters as CIT may reasonably request.

          (j) CIT shall have received a certified copy of the initial Borrowing Base Certificate described in Section 4.04(a) hereof in form and substance reasonably satisfactory to CIT.

          (k) The liens and security interests in favor of CIT pursuant hereto shall be valid and perfected first priority Liens prior to all other Liens in or on the Collateral intended to be subject thereto, except for such Permitted Liens which have priority by operation of law.

          (l) CIT shall have received from Weil, Gotshal & Manges LLP, counsel to the Borrower and the other Obligors, a favorable opinion in form and substance reasonably satisfactory to CIT and its counsel, and shall also have received from local Florida, New Jersey and Pennsylvania counsel to the Borrower a favorable opinion in form and substance reasonably satisfactory to CIT and its counsel.

          (m) CIT shall have received certified copies of requests for copies or information on Form UCC-11 or reports, listing all effective UCC financing statements, tax liens and judgment liens in each of the jurisdictions listed on
Schedule 8.01 hereto, which name as debtor the Borrower, and each other Obligor as CIT may determine, together with copies of such financing statements, none of which shall cover any of the Collateral.

          (n) No event or condition shall have occurred which has had, or is reasonably likely to have, a Material Adverse Effect, and there shall not have occurred a substantial impairment of the financial markets generally, which in the reasonable opinion of CIT, has materially and adversely affected the transactions contemplated by the Agreement and the Related Documents.

          (o) CIT shall have received a copy of each of the License Agreements as in effect on the date hereof and on the date of the initial Credit Extension, certified as a true and correct copy thereof by the Designated Officer of the Parent, together with (i) a certification by the Borrower that each such License Agreement remains in full force and effect and that the parties thereto are not in breach thereof and there are no defaults thereunder, (ii) a letter agreement substantially in the form of Exhibit F-1 hereto, executed in favor of CIT by Kayser- Roth Corporation, as licensee, and (iii) a letter agreement substantially in the form of Exhibit F-2 hereto, executed in favor of CIT by the Trademark Affiliate.

          (p) CIT shall have received an assignment of, and shall have obtained dominion and control over, the existing depository accounts, blocked accounts and lockbox accounts of the Borrower.

          (q) The Borrower shall have furnished CIT, and CIT shall have reviewed to its satisfaction, the schedules of cash receipts and cash disbursements related to the projections referred to in Section 7.06(b).

          (r) All legal proceedings in connection with the transactions contemplated by this Agreement and the other Related Documents shall be reasonably satisfactory to CIT and its counsel and CIT shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to CIT, as CIT may from time to time request.

          (s) There shall be no pending or threatened litigation, proceeding, or other action seeking an injunction or other restraining order, damages or other relief with respect to this Agreement, any of the transactions contemplated to occur hereunder or the Borrower's business activities, and CIT shall have received a written, executed release from the Parent and its Affiliates of and from (i) any and all damage, loss or liability (collectively "Loss") arising on or before the Closing Date and (ii) all causes of action, suits or proceedings, threatened or pending, in respect of any Loss.

          (t) CIT shall have received a certificate of the chief financial officer of the Borrower, attesting that, on a pro forma basis assuming the consummation of the Plan of Reorganization and the other transactions contemplated by this Agreement, both before and after such consummation, and after giving effect to the payment of all fees and expenses payable in connection herewith and therewith and the making of the initial Loan under this Agreement, the Borrower shall have Availability of not less than $5 million (as evidenced by the certified copy of the Borrowing Base Certificate required to be delivered on the Closing Date pursuant to Section 8.01(j)) and neither the Borrower nor the Parent shall (i) be insolvent or rendered insolvent, (ii) be left with an unreasonably small capital with which to engage in its business or
(iii) have incurred debts beyond its ability to pay as such debts mature.

          (u) CIT shall have received and reviewed to its satisfaction (i) the audited financial statements for Leslie Fay DIP for the fiscal year ended December 28, 1996, (ii) unaudited financial statements for Leslie Fay DIP for each month since the end of said fiscal year, through and including the month immediately preceding the month during which the consummation of the transactions contemplated by this Agreement occurs and (iii) a pro forma opening balance sheet of the Parent, on a consolidated and consolidating basis with its Subsidiaries (giving effect to the Plan of Reorganization, and the transactions contemplated to occur under this Agreement), which balance sheet and accompanying notes, if any, shall not have disclosed thereon any liability or obligation of the Parent or any of its Subsidiaries, other than the Borrower, for which the Borrower may be liable. Each of the financial statements referred to in clauses (ii) and (iii) of the preceding sentence shall have been certified by the chief financial officer of the Parent. After review of the foregoing, CIT must be reasonably satisfied that (i) the financial condition of the Parent and the Borrower does not differ in any material adverse respect from the condition evidenced by the financial information provided to CIT prior to the date hereof and (ii) the Borrower will be able to comply with the financial covenants as set forth in this Agreement.

          (v) CIT shall have received and reviewed to its satisfaction evidence (in the form of certified copies of all applicable policies) of insurance coverage in amount and scope, and the Borrower's insurance carriers shall have delivered endorsements in form and substance, reasonably satisfactory to CIT (i) naming CIT as loss payee with respect to all casualty coverages and containing other customary loss payable provisions and (ii) naming CIT as additional insured for all general liability coverages.

          (w) The Borrower and Sassco Partners Ltd., a Delaware corporation, shall have entered into the Sassco Reimbursement Agreement and CIT shall have received and reviewed to its satisfaction a true and correct copy thereof.

     8.02. Conditions Precedent to Each Credit Extension. The obligation of CIT to make any Credit Extension hereunder (whether such Credit Extension shall consist of the making of a Loan or assistance to the Borrower in establishing or opening Letters of Credit) is subject to the performance by the Borrower of its obligations to be performed hereunder or under the Related Documents on or before the date of such Credit Extension and to the satisfaction of the following further conditions:

          (a) The  representations  and warranties of the Borrower  contained in
Article VII hereof and in each Related Document and the representations of the Obligors contained in the Guaranties and in the Related Documents shall be true in all material respects and as of the date of each Credit Extension hereunder with the same effect as though made on and as of each such date.

          (b) No Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to such Credit Extension.

          (c) The aggregate unpaid principal amount of the Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Commitment.

          (d) CIT shall have received from the Borrower a written or an oral (in the case of any oral notice, if requested by CIT, promptly confirmed in writing as set forth in Section 2.03(a) of this Agreement) Notice of Borrowing from the Designated Officer of the Borrower complying with the terms of Section 2.03(a) of the Agreement.

          (e) No event or condition shall have occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

Any oral or written request by the Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Obligors that the conditions set forth in this Section 8.02 have been satisfied as of the date of such request. Failure of CIT to receive notice from the Borrower to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Obligors that the conditions set forth in this Section 8.02 (other than those set forth in clause (e) have been satisfied as of the date of such Credit Extension.


                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS
                              ---------------------

     The Borrower covenants to CIT as follows, subject to waiver by CIT as provided herein:

     9.01. Reporting and Information Requirements.

          (a) Annual Financial Statements.

              (i) As soon as practicable and in any event within 90 days after the close of each fiscal year of the Parent, the Borrower shall cause the Parent to furnish to CIT a consolidated and consolidating statement of operations and cash flows of the Parent and its consolidated Subsidiaries for such fiscal year and a consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be certified by independent certified public accountants of recognized national standing selected by the Parent and reasonably satisfactory to CIT. The certificate or report of such accountants shall be free of exceptions or qualifications (including, without limitation, a qualification that the financial statements are not fairly presented) and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheets present fairly, in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur and any financial reporting implications of the Chapter 11 Cases). A copy of such certificate or report shall be delivered to CIT and signed by such independent public accountants and, as soon as available, a copy of any management letter received by the Parent or any of the Obligors from its independent public accountants, shall be delivered to CIT.

              (ii) Each set of statements and balance sheets delivered pursuant to this Section 9.01(a) shall be accompanied by a certificate or report dated the date of such statements and balance sheets by the accountants who certified or reported on such statements and balance sheets stating in substance that they have reviewed this Agreement as it relates to accounting matters and that in making the examination necessary for their certification of such statements and balance sheets they did not become aware of any Event of Default or Potential Default based upon any financial covenant, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable.

          (b) Quarterly Reports.

              (i) As soon as practicable and in any event within 60 days after the close of the first, second and third fiscal quarters of each fiscal year of the Parent, the Borrower shall cause the Parent to furnish to CIT unaudited consolidated and consolidating statements of operations and cash flows of the Parent and its consolidated Subsidiaries for each such fiscal quarter and a consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the close of each such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding fiscal quarter for the preceding fiscal year, and certified by the Chief Financial Officer of the Parent as presenting fairly, in all material respects, the consolidated and consolidating financial position of the Parent and its consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to CIT, subject to year-end adjustments and the absence of financial statement footnotes.

              (ii) Each set of statements and balance sheets delivered pursuant to Section 9.01(b) shall be accompanied by a certificate dated the date of such statements and balance sheet by the Chief Financial Officer of the Parent stating in substance that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

          (c) Monthly Reports.

              (i) As soon as practicable and in any event within 30 days after the end of each month (including the month in which this Agreement is executed), the Borrower shall cause Parent to furnish to CIT unaudited consolidated and consolidating statements of operations and cash flows for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and an unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end), and certified by the Chief Financial Officer of the Parent as presenting fairly, in all material respects, the consolidated and consolidating financial position of the Parent and its consolidated Subsidiaries as of the end of such month and the results of its operations and cash flows for such month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to CIT, subject to year-end adjustments and the absence of financial statement footnotes.

              (ii) Each set of statements and balance sheets delivered pursuant to Section 9.01(c) shall be accompanied by a certificate dated the date of such statements and balance sheets by the Chief Financial Officer of the Parent stating in substance that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

          (d) Inventory Reports. The Borrower shall furnish to CIT on Tuesday of each week (or the Business Day immediately following such Tuesday, if such Tuesday is not a Business Day), certified by the Designated Officer, a schedule, in form and substance reasonably satisfactory to CIT, current as of the close of business on the last day of the immediately prior week, certified by the Designated Officer of the Borrower, containing a breakdown of the Inventory of the Borrower by categories (raw materials, trim, work-in-process and finished goods), amount and valued at cost (which shall include dollar valuation by location) and warehouse and production facility location, appropriately completed with information reasonably satisfactory to CIT, incorporating all appropriate month-end adjustments and current as of the close of business on the last day of such week immediately prior to such date (a "Weekly Inventory Report").

          (e) Other Reports and Information. Promptly upon their becoming available, the Borrower shall deliver or shall cause the Parent to deliver to CIT a copy of (i) all reports, proxy statements, financial statements and other information generally distributed by the

Borrower or the Parent to the financial community in general, and (ii) any audit or other reports submitted to the Borrower or the Parent by independent accountants in connection with any annual, interim or special audit of the Parent and its consolidated Subsidiaries or any of the foregoing.

          (f) Further Information. The Borrower will promptly furnish to CIT or cause the Parent to promptly furnish to CIT such other information and in such form as CIT may reasonably request.

          (g) Annual Budget and Projections, Quarterly Updates and Seasonal Updates.


              (i) As soon as practicable and in any event by December 1 of each year, commencing on December 1, 1997, the Borrower shall cause the Parent to furnish to CIT a reasonably detailed estimated operating budget and related projections for the Parent and its consolidated Subsidiaries for the immediately following fiscal year, displaying consolidated and consolidating statements of anticipated income and retained earnings, consolidated and consolidating statements of anticipated cash flow and consolidated and consolidating anticipated balance sheets, prepared on a month-by-month basis and setting forth in each case the assumptions underlying the projections contained in such financial statements (which projections shall be prepared in accordance with the standard set forth in the second sentence of Section 7.17 hereof), and which budget (A) shall be substantially in the form of the Borrower's Projected 1997 Business Plan and (B) shall have been approved by the Board of Directors of the Parent prior to the submission thereof to CIT.

              (ii) As soon as practicable and in any event within 30 days prior to the end of each fiscal quarter of the Parent, the Borrower shall cause the Parent to furnish to CIT, a revised, reasonably detailed estimated and actual budget and related projections for the Parent and its consolidated Subsidiaries for the next fiscal quarter and for the remainder of the then current fiscal year, displaying consolidated and consolidating statements of actual and anticipated income and retained earnings, consolidated and consolidating statements of actual and anticipated cash flows and consolidated and consolidating actual and anticipated balance sheets prepared on a month-by-month basis and setting forth in each case the assumptions underlying the projections contained in such financial statements, (which projections shall be prepared in accordance with the standard set forth in the second sentence of Section
       7.17 hereof).

              (iii) As soon as practicable and in any event within 30 days prior to the commencement of each of the Borrower's selling seasons (which, as of the Closing Date, consist of the Spring, Summer, Fall I, Fall II and Holiday
                    47
       seasons), the Borrower shall deliver to CIT a revised and updated Schedule to the Customer Terms Agreement.

          (h) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default, the Borrower shall give CIT notice thereof, together with a written statement of the Designated Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

          (i) Notice of Material Adverse Effect. Promptly upon becoming aware thereof, the Borrower shall or shall cause the Parent to give CIT notice of any event which the Borrower or the Parent believes in good faith is reasonably likely to have a Material Adverse Effect.

          (j) Licenses. As soon as available and in any event (A) within 5 Business Days after receipt or delivery thereof, copies of any material notices that the Borrower receives from or sends to the Licensors in connection with the License Agreements and (B) as soon as practicable prior to the effective date thereof, copies of any amendments, modifications, waivers or other changes to the License Agreements.

          (k) Visitation and Verification. The Borrower shall permit CIT and shall cause each Obligor to permit CIT, or any agents or representatives thereof at any time during normal business hours to examine and make copies of an abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, inventory, deposit accounts and other assets of the Borrower or other Obligors, as the case may be, to conduct audits, physical counts, valuations or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof, provided that the foregoing shall be in a manner so as not to unreasonably disrupt the business of the Borrower or such Obligors and shall be subject to the applicable confidentiality provisions contained in Section 12.14 hereof.

              (l) Environmental.

                  The Borrower shall (i) comply in all material respects with Environmental Laws and shall provide to CIT documentation of such compliance which CIT reasonably requests; (ii) promptly after it has knowledge of any Release of a Hazardous Material in excess of any applicable reportable quantity, provide notice to CIT thereof and take any Remedial Actions required to abate said Release; and (iv) promptly provide CIT with written notice within ten days of the receipt of any of the following:

                     (A) notice that an Environmental Lien has been filed against any real or personal property of the Borrower or any other Obligor;

                     (B) notice of violation of any Environmental Law which could reasonably be expected to subject the Borrower or any other Obligor to Environmental Liabilities and Costs of $100,000 or more; and

                     (C) commencement of an  Environmental  Claim or notice that an Environmental Claim will be filed against any Obligor, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

     9.02. Preservation of Existence and Franchises. Subject to Section 10.08 hereof, the Borrower shall maintain its corporate existence, rights and franchise in full force and effect in its jurisdiction of incorporation. The Borrower shall qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to qualify would have a Material Adverse Effect.

     9.03. Insurance. The Borrower shall maintain with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability and hazard insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto and as is carried generally in accordance with sound business practice by companies in similar businesses similar situated. The Borrower shall promptly cause all such policies to show CIT as loss payee or additional insured as its interest may appear on such policies and with respect to the Collateral, all relevant policies shall name CIT as loss payee on such policies. The Borrower shall provide to CIT a copy of each such policy listed on Schedule 7.18.

     9.04. Maintenance of Properties. The Borrower shall, (i) maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) the properties now or hereafter owned by it and (ii) make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto to the extent required so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) maintain all leased property in compliance with the requirements of any applicable lease, in each case other than sales of property otherwise permitted by the terms of this Agreement.

     9.05. Financial Accounting Practices, etc.

          (a) The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the Borrower's transactions and dispositions of its assets and the Borrower shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary
(A) to permit  preparation of financial  statements in conformity  with GAAP and
(B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b) The Borrower shall maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Accounts Receivable and Eligible Inventory as provided herein and the valuation thereof) is accurate in all material respects.

     9.06. Compliance with Laws. The Borrower shall comply with all applicable Laws (including but not limited to compliance in respect of products that they sell or service they perform, conduct of their businesses, or use, maintenance or operation of real and personal properties owned or possessed by them) with respect to which failure to comply would have a Material Adverse Effect.

     9.07.  Further  Assurances.   The  Borrower  promptly  shall  do,  execute,
acknowledge, deliver, record, file, register and perform any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as CIT may reasonably request from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Related Document, (b) to subject to valid and perfected first priority liens and security interests all Collateral (subject, as to priority, to such Permitted Liens which have priority by operation of law), (c) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the liens and security interests intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto CIT the rights granted or now or hereafter intended to be granted to CIT under any Related Document.

     9.08. Collection of Takeover Accounts Receivable. The Borrower shall cause all proceeds from Takeover Accounts Receivable to be remitted to a post office box (the "Takeover Lockbox") administered by Bank Boston, N.A.. The Borrower agrees that, except with respect to the closing thereof, as contemplated in clause (ii) of the third following sentence, the Borrower shall have no control over the Takeover Lockbox and hereby waives any right it may have to direct or otherwise interfere with the deposit thereto of any checks, remittances or other forms of payment on or proceeds of Takeover Accounts Receivable. Such proceeds shall be deposited by Bank Boston, N.A. into a Depository Account owned and maintained by CIT with Bank Boston, N.A.. All available funds in such Depository Account shall be wire-transferred at the end of each day to the Loan Account. The Borrower agrees that within ninety (90) days of the Closing Date (i) it shall instruct all Account Debtors indebted on Takeover Accounts Receivable, on and after the date of such instruction, to remit all payments on Accounts
Receivable to the post office box described in Section 6.02 hereof, and (ii) close the Takeover Lockbox and cause Bank Boston, N.A. to remit directly to CIT any and all items delivered, or attempted to be delivered, to the Takeover Lockbox on and after the date on which the Takeover Lockbox shall have been closed. The Borrower agrees to pay or reimburse CIT for all charges imposed by, and all costs and expenses of, Bank Boston, N.A. incurred by it in connection with the Takeover Lockbox and such Depository Account.

     9.09. Taxes. The Borrower shall pay and discharge before the same become delinquent all taxes, assessments and governmental charges upon it, its income and its properties, which arise from or relate to operations of the Borrower, unless and to the extent only that (a) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower and (b) adequate reserves are maintained by the Borrower with respect thereto.

     9.10. ERISA.

              (i) The Borrower will furnish to CIT and will cause each of its ERISA Affiliates to furnish to CIT forthwith upon filing or receipt, as the case may be, a copy of (A) any notice by the Borrower or any of its ERISA Affiliates of a Benefit Plan termination sent to the PBGC under
       Section 4041 of ERISA, or (B) any notice sent or received by the Borrower or any of its ERISA Affiliates to or from the PBGC under Section 4041, 4042, 4043, or 4068 or ERISA.

              (ii) The Borrower will notify or will cause its ERISA Affiliates to notify CIT within ten Business Days after it or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and 4975 of the Code) has occurred with respect to a Plan for which any of the Borrower or its ERISA Affiliates may be liable for excise taxes under Section 4975 of the Code and shall send a statement of the Designated Officer of the Borrower or the Chief Financial Officer of the applicable ERISA Affiliate describing such transaction and the action which the Borrower or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto.

              (iii) The Borrower will or will cause its ERISA Affiliates to notify CIT within ten Business Days after it or any ERISA Affiliate knows or has reason to know that the Borrower or any ERISA Affiliate will fail to make any payment or contribution to any Plan which has resulted or could result in the imposition of a Lien.

              (iv) The Borrower will or will cause its ERISA Affiliates to notify CIT within ten Business Days after receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability and shall send copies of each such notice.

              (v) The Borrower will or will cause its ERISA Affiliates to furnish to CIT within ten Business Days after the filing thereof with the Internal Revenue Service copies of each annual report (Form 5500) with respect to each Plan, including Schedule B (Actuarial Information) thereto.

              (vi) The Borrower will or will cause each of its ERISA Affiliates to notify CIT within ten Business Days after it or any ERISA Affiliate sends notice of a plant closing or mass layoff (as defined in WARN) to employees.

     9.11. Clean-Up. The Borrower shall repay in full all Loans, and no Loans may remain outstanding, for a period of 30 consecutive calendar days occurring at any time on and after November 20 of each year and ending on January 20 of the following year.

     9.12. Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit, respectively, in accordance with Sections 2.09 and 3.01
(a)(i) hereof, respectively. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

     9.13. Solvency. The Borrower will at all times (i) be solvent, (ii) have reasonable capital with which to engage in its business and (iii) not have incurred debts beyond its ability to pay as such debts mature.

     9.14. Landlord and Processor Agreements. The Borrower shall use reasonable efforts to obtain and deliver to CIT within thirty (30) days of the Closing Date agreements duly executed in favor of CIT by (i) each lessor of premises at which Inventory is or may be located and (ii) each converter or processor of Inventory, such agreements to be in the form of Exhibit J and Exhibit K, respectively.

     9.15. Licensing Agreements. The Borrower shall use its best efforts to obtain and deliver to CIT a written agreement in its favor, substantially in the form of Exhibit F-1, from each licensee of a License Agreement, whether entered into before or after the Closing Date.

     9.16. Revised Schedule of 5% Beneficial Owners. As soon as available following the Closing Date, the Borrower shall deliver to CIT a revised schedule of each "beneficial owner", as described in Section 8.01(e)(ii) hereof, as of the Closing Date.

     9.17. Sassco Reimbursement Agreement. Promptly upon the making of any drawing under the Customs Letter of Credit [on account of an "Ancillary Letter of Credit Deficiency", as defined in the Customs Letter of Credit] and in any event within fifteen (15) days after any such drawing, the Borrower shall make claim against Sassco for, and diligently prosecute Sassco for, all rights of reimbursement, indemnification, contribution and the like which the Borrower has against Sassco under the Sassco Reimbursement Agreement.

     9.18. Qualification as Foreign Corporation. As soon as possible, and in any event within fifteen (15) days after the Closing Date, the Borrower shall take whatever steps may be necessary to qualify to transact business as a foreign corporation, and shall cause each other Referenced Company to take whatever steps may be necessary for each of them to qualify to transact business as a foreign corporation, and, in addition, for each of the Borrower and them to be in good standing as a foreign corporation, under the laws of the States of New York and Florida, respectively.

                                    ARTICLE X

                               NEGATIVE COVENANTS
                               ------------------

     The Borrower covenants to CIT as follows, subject to waiver by CIT as provided herein:

     10.01. Lien Priority. The Borrower shall not at any time permit or suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens and security interests in favor of CIT in respect of the Obligations, except for such Permitted Liens which have priority by operation of law.

     10.02. Liens. The Borrower shall not, nor shall it permit the Trademark Affiliate to, at any time, create, incur, assume or suffer to exist Liens on any of its properties or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except, with respect to the Trademark Affiliate, Liens created in favor of CIT pursuant to the Guaranty executed by the Trademark Affiliate, and except, with respect to the Borrower, for the following ("Permitted Liens"):

          (a) Liens created pursuant to the Loan Documents;

          (b) Liens which were in existence on the Closing Date and are listed on Schedule 10.02 hereof:

          (c) Deposits or pledges to secure utility and similar services, to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety, appeal or custom bonds, or other pledges or deposits of like nature, and all in the ordinary course of business;

          (d) Liens on property, other than Inventory, to be used by the Borrower in the ordinary course of its business, securing payment of all or part of the purchase price thereof, and Liens with respect to equipment leases which equipment is used by the Borrower in the ordinary course of its business, provided that the aggregate amount of Indebtedness at any one time outstanding incurred after the date hereof and secured by such Liens shall not exceed $100,000, and further provided that such Liens are confined solely to the property so purchased, leased, improvements thereto and proceeds thereof,

          (e) Zoning restrictions, rights of way, consents, covenants, reservations, encumbrances, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens, charges and encumbrances that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower;

          (f) Nonconsensual Liens of warehousemen, materialmen, mechanics, carriers and landlords and other like Persons, which Liens arise in the ordinary course of the Borrower's business;

          (g) Liens in connection with any taxes, assessments, charges, levies or claims that are not yet due and payable or which the Borrower is contesting in good faith and by appropriate proceedings diligently conducted so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same does not have a Material Adverse Effect; and

          (h) Liens in favor of any Governmental Authority in respect of customs and/or import duties;

          (i) extensions, renewals or replacements of any Lien permitted pursuant to clauses (a)-(h) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     10.03. Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except for the following ("Permitted Indebtedness"), nor shall it permit the Trademark Affiliate to create, incur, assume or suffer to exist any Indebtedness:

          (a) Indebtedness created or arising under the Loan Documents;

          (b) Indebtedness secured by a Permitted Lien;

          (c)  Indebtedness  in  existence  on the  Closing  Date and  listed on
Schedule 10.03 hereto;

          (d) accounts payable and accrued expenses arising out of transactions (other than borrowings) in the ordinary course of business;

          (e) unsecured Indebtedness, the right to receive repayment of which is fully subordinated to the prior payment and satisfaction in full of the Obligations, provided that the terms of such Indebtedness and the subordination relating thereto shall have been approved in advance in writing by CIT;

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



          (f) Indebtedness incurred in connection with Capital Expenditures, to the extent permitted under Section 10.20 hereof;

          (g) Indebtedness to any other Obligor; and

          (h) extensions, renewals or replacements of any Indebtedness permitted pursuant to clauses (a)-(g) above, provided that the principal amount of such Indebtedness is not increased by such extension, renewal or replacement.

     10.04. Guarantees and Contingent Liabilities. The Borrower shall not at any time be or become liable under any instrument of guaranty, or otherwise be or become liable with respect to the contingent liability of another Person, except for the following, nor shall it permit the Trademark Affiliate to be or become liable under any instrument of guaranty, or otherwise be or become liable with respect to the contingent liability of another Person, except such instrument of guaranty in favor of CIT:

          (a) Such instruments of guaranty in favor of CIT;

          (b) Such instruments of guaranty in existence on the Closing Date and listed on Schedule 10.04 hereto;

          (c) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (d) extensions, renewals or replacements of any Guarantee permitted pursuant to clauses (a)-(c) above; provided that the principal amount of the obligation guaranteed thereby is not increased by such extension, renewal or replacement.

     10.05. Loans, Advances and Investments. Except as otherwise expressly permitted by this Section 10.05, the Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person. By way of illustration, and without limitation of the foregoing, it is understood that the Borrower will be deemed to have made an advance to a Person: (x) to the extent that the Borrower performs any service for such Person (including but not limited to management services), or transfers any property to such Person, and is not reimbursed for such service or property and (y) to the extent that the Borrower pays any obligation on behalf of such Person. The amount of such advance shall be deemed to be the fair value of the services so performed or property so transferred (in the case of clause (x)) or the amount so paid by the Borrower (in the case of clause (y)).

     The following are excepted from the operation of this Section 10.05:

          (a) advances to employees to meet expenses incurred or to be incurred by such employees or with respect to salary advances and other similar advances, in each case to non- Affiliates and in the ordinary course of business, provided that such advances may not exceed $100,000 in the aggregate at any one time outstanding;

          (b)  ownership  of  any  capital  stock,  bonds,  notes,   securities,
partnership or joint venture interests on the Closing Date;

          (c) the Cash Collateral Account and the other accounts permitted or required to be maintained pursuant hereto, any investment of funds on deposit in the foregoing to the extent expressly permitted hereunder; and

     (d) (i) direct obligations of the United States of America, or any agency or instrumentality thereof, or obligations guaranteed by the United States of America; (ii) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, or overnight bank deposits, in each case issued by, created by, or with, a United States bank whose long-term certificates of deposit have an investment grade rating by S&P or Moody's; (iii) commercial paper given a rating of A-1 or higher by S&P or P-1 or higher by Moody's and maturing not more than 270 days from the date of creation thereof;
(iv) tender bonds, with a maturity day or tender option of not in excess of one year, with ratings of A-1 or AA or higher by S&P or P-1 or Aa or higher by Moody's or the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's; and (v) repurchase agreements pertaining to investments of the types described in clauses (i) (ii), (iii) and
(iv) hereof,

     10.06. Dividends and Related Distributions. The Borrower shall not declare, make, pay or agree to pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of shares of its capital stock or on account of the purchase, redemption, retirement or acquisition of any shares of capital stock (or warrants, options or rights therefor).

     10.07. Merger, etc. The Borrower shall not merge with or into or consolidate with any other Person, or sell, lease (as lessor) or otherwise dispose of all or a substantial portion of its assets (whether in one transaction or in a series of transactions), or agree to do any of the foregoing.

     10.08. Dispositions of Assets. The Borrower shall not sell (other than pursuant to the Factoring Agreement), convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 10.08 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

          (a) transactions in the ordinary course of business; and

          (b) sales during any fiscal year of equipment, furniture or fixtures which are worn out, obsolete or excess, provided that the Net Sales Proceeds of such sales in the aggregate do not exceed $100,000;

provided, however, that all Net Sales Proceeds from such sales constituting cash shall, promptly after receipt thereof, be delivered to CIT, with appropriate endorsements, if necessary, and all non-cash Net Sale Proceeds from such sales shall, promptly upon receipt thereof, be pledged to CIT pursuant to the Security Agreements.

     10.09. Affiliates. The Borrower will not provide funds to any Affiliate except:

          (a) that the Borrower may pay wages, salaries, directors' fees and related benefits and may make expense reimbursements to the Parent in the ordinary course of business;

          (b) the Borrower may enter into or be a party to any transaction with the Parent and the Trademark Affiliate in the ordinary course of business in a manner and to the extent necessary or desirable for the prudent operation of the Borrower's business, for fair consideration and on terms no less favorable to the Borrower as are available from unaffiliated third parties; and

          (c) the Borrower may transfer funds to the Paymaster Affiliate from time to time in the ordinary course of business for the purpose of funding the periodic payment when due of employee wages and related benefits.

     10.10. Continuation of or Change In Business. The Borrower shall engage in the women's dress and sportswear apparel business as described in the Plan of Reorganization and the Borrower will not engage in any other business.

     10.11. Environmental. The Borrower shall not allow the use, handling, generation, storage, treatment, Release or disposal of any Hazardous Material at any property owned or leased by the Borrower, except in compliance with
Environmental Laws so long as such use, handling, generation, storage, treatment, Release or disposal of any Hazardous Materials in compliance with Environmental Laws does not result in Environmental Liabilities and Costs, the payment of which are unstayed, due and owing, in excess of $100,000.

     10.12. ERISA.

            The Borrower will not, so long as any of the Obligations are outstanding and this Agreement has not been terminated:

            (i) engage or permit any of its ERISA Affiliates to engage, in any transaction described in Section 4069 of ERISA;

            (ii) engage, or permit any of its ERISA Affiliates to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which the Borrower or any of its ERISA Affiliates may be liable for excise taxes under Section 4975 of the Code;

            (iii) adopt or contribute to, or permit any of its ERISA Affiliates to adopt or contribute to, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA other than a multiemployer plan within the meaning of
Section 3(37) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; or

            (iv) fail, or permit any of its ERISA Affiliates to fail, to pay any required installment or any other payment required under Section 412 of the Code on behalf of a Benefit Plan on or before the due date for such installment or other payment, unless the Bankruptcy Court prohibits any such payment.

     10.13. Fiscal Year. The Parent and the Borrower shall not permit their fiscal year to end on a day other than the Saturday closest to December 31.

     10.14. License Agreements; Sassco Reimbursement Agreement. The Borrower will not agree to any material amendment or other change to, or waive any of its rights under any License Agreement (or permit the Trademark Affiliate to agree to any of the foregoing), or the Sassco Reimbursement Agreement, without the prior written consent of CIT, which consent shall not be unreasonably withheld.

     10.15. Minimum Consolidated Tangible Net Worth. The Borrower will not permit the Parent's Consolidated Tangible Net Worth to be less than the following amounts during and at the end of each of the following fiscal months:
(a) $40 million for each of the fiscal months of April, May, June, July and August 1997, (b) $41 million for each of the fiscal months of September, October, November and December 1997, (c) $41 million for each of the fiscal months January and February 1998, (d) $41.5 million for each of the fiscal months of March, April, May, June, July and August, 1998, and (e) $43 million for each of the fiscal months of September, October, November and December, 1998 and for each fiscal month thereafter.

     10.16. Minimum Consolidated Working Capital. The Borrower will not permit the Parent's Consolidated Working Capital to be less than the following amounts during and at the end of each of the following fiscal months: (a) $33 million for each of the fiscal months of April, May, June, July and August 1997, (b) $35 million for each of the fiscal months of September, October, November and December 1997, and January, February, March, April, May, June and July 1998, (c) $36 million for the fiscal month of August 1998, and (d) $37 million for each of the fiscal months of September, October, November and December 1998 and for each fiscal month thereafter.


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



     10.17. Minimum Ratio of Consolidated Current Assets to Consolidated Current Liabilities. The Borrower will not permit the ratio of the Parent's Consolidated Current Assets to the Parent's Consolidated Current Liabilities to be less than
(a) 2.60 to 1.00 as of the end of the second fiscal quarter of 1997, (b) 2.60 to
1.00 as of the end of the third fiscal quarter of 1997 (c) 3.10 to 1.00 as of the end of the fourth fiscal quarter of 1997, (d) 3.50 to 1.00 as of the end of the first fiscal quarter of 1998 and (e) 3.70 to 1.00 as of the end of each fiscal quarter thereafter.

     10.18. Minimum Ratio of Consolidated EBITDA to Consolidated Interest Expense. The Borrower will not permit the ratio of the Parent's Consolidated EBITDA to the Parent's Consolidated Interest Expense as at the end of each period set forth below to be less than the ratio set forth opposite such period:

                                                 Ratio of Consolidated EBITDA to
            Period                                Consolidated Interest Expense
            ------                                -----------------------------

            two fiscal quarters of 1997                       27.00 to 1.00
            three fiscal quarters of 1997                     12.00 to 1.00
            four fiscal quarters of 1997                       6.00 to 1.00
            first fiscal quarter of 1998                       2.00 to 1.00
            two fiscal quarters of 1998                        2.00 to 1.00
            three fiscal quarters of 1998                      6.00 to 1.00

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



            four fiscal quarters of 1998, and each
              fiscal quarter thereafter, on a cumulative
              basis with the preceding fiscal quarters of
              the then current fiscal year                     4.00 to 1.00

     10.19. Net Loss. The Borrower will not permit the Parent to have a Net Loss at the end of any two consecutive fiscal quarters.

     10.20. Capital Expenditures. The Borrower shall not make Capital Expenditures in an amount greater than (i) $1.5 million in the aggregate for the period from the Closing Date through January 3, 1998, (ii) $1 million in the aggregate for the 1998 fiscal year, and (iii) $1 million in the aggregate for each fiscal year thereafter.

     10.21. Government Regulations. The Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.



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

                                   ARTICLE XI

                                    DEFAULTS
                                    --------

     11.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

          (a) The Borrower shall fail to make any payment of principal under this Agreement or any Reimbursement Obligation when due; or the Borrower shall fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Depository Accounts or the Cash Collateral Account), including any interest or fee due hereunder or under any other Related Document and such failure shall continue unremedied for five (5) days; or

          (b) Any representation or warranty made by the Borrower under this Agreement or any Related Document or any statement made by the Borrower in any financial statement, certificate, report, or document furnished to CIT pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

          (c) Any representation or warranty made by any of the other Obligors under any other Related Document or any statement made by any of other Obligors in any financial statement, certificate, report, or document furnished to CIT pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

          (d) The Borrower shall default in the performance or observance of any covenant contained in Article XI (other than Sections 9.01, 9.05, 9.07, 9.09 and 9.10) or Article X hereof; or

          (e) The Borrower shall default in the performance or observance of (i) the covenants contained in Section 9.01 (other than 9.01(d)) and such default shall have continued unremedied for a period of five days, or (ii) the covenants contained in Section 9.01(d) and such default shall have continued unremedied for a period of two days, or (iii) any other covenant, agreement or duty under this Agreement and such default shall have continued unremedied for a period of ten days or (iv) any covenant, agreement or duty under any other Related Document (to the extent not otherwise set forth in this Section 11.01) and such default shall have continued unremedied beyond any applicable grace period; or



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



          (f) The Parent or any Obligor (other than the Parent or the Borrower) shall default in the performance or observance of any covenant, agreement or duty under any Related Document and such default shall have continued unremedied beyond any applicable grace period; or

          (g) There shall occur any default or event of default on the part of the Borrower under any agreement, document or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made and the then outstanding principal amount of such Indebtedness is greater than $100,000; or

          (h) Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as CIT shall have permitted) by insurance; or

          (i) There shall occur any change in the financial condition, property or business of the Borrower or any other Obligor having a Material Adverse Effect; or


          (j) The Borrower or any other Obligor shall cease to be solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against the Borrower or any other Obligor under the Bankruptcy Code (if against the Borrower or any other Obligor, the continuation of such proceeding for more than 45 days), or the Borrower or any other Obligor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally; or

          (k) There shall occur a cessation of a substantial part of the business of the Borrower or any other Obligor for a period which significantly affects the Borrower's or such other Obligor's capacity to continue its business, on a profitable basis; or the Borrower or any other Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by the Borrower or such other Obligor which is necessary to the continued or lawful operation of its business; or the Borrower or any other Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which the Borrower or any other Obligor leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such property shall be materially impaired through condemnation; or

          (l) The Borrower or any other Obligor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Related Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to CIT; or

          (m) Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof; or

          (n) The Borrower or any other Obligor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material property of the Borrower or any Obligor; or

          (o) Any money judgment, writ of attachment or similar process, singly, or in the aggregate, in each case in excess of $100,000, is filed against the Borrower or any other Obligor, or any of their respective property and such judgment, writ of attachment or similar process is not satisfied, bonded to the satisfaction of CIT or stayed, in each case within thirty (30) days of such filing; or

          (p) The Borrower or any other Obligor shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any of the Borrower or any other Obligor based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all of the foregoing, the Borrower or any Obligor shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $100,000 in the aggregate; or

          (q) Any Termination Event (other than a Termination Event with respect to a Multiemployer Plan) occurs which CIT believes would reasonably likely subject the Borrower or any other Obligor to liability, the payment of which is unstayed, due and owing, in an amount in excess of $100,000 in the aggregate; or

          (r) Any non-monetary judgment or order shall be entered against the Borrower or any other Obligor which has a Material Adverse Effect, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect; or

          (s) A breach, default or event of default shall occur under the Factoring Agreement or under any of the Factoring Documents, if the effect of such breach, default or event of default is to permit CIT to terminate the Factoring Agreement; or

          (t) A notice of default shall have been sent under any License Agreement, any License Agreement shall terminate for any reason or any Licensor shall exercise any remedies under a License Agreement.

     11.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist, CIT may, by written notice to the Borrower,

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




              (i) declare the Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment will terminate immediately and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

              (ii) declare the unpaid principal amount of the Note, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement and all other amounts owing by the Borrower hereunder or under the Note or Related Documents, and all other Obligations, to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

              (iii)  at  any  time  when  there  are  only   Letters  of  Credit
       outstanding, require the Borrower to maintain cash collateral in an amount satisfactory to CIT; or

              (iv) declare the obligations of CIT under the Factoring Agreement terminated and terminate the Factoring Agreement.

     11.03. Certain Remedies. If an Event of Default occurs, CIT may exercise all rights and remedies which CIT may have hereunder, under the Security Agreement or under any other Related Document or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise. All such remedies shall be cumulative and not exclusive.


                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

     12.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     12.02 Records. The unpaid principal amount of the Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, CIT's Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid facility fee, Unused Line Fee, administration fee, collateral management fee,

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early
termination fee and Letter of Credit fees shall at all times be ascertained from the records of CIT, which shall be conclusive absent manifest error.

     12.03. Amendments and Waivers. CIT and the Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement or the Note or any other Related Document, and CIT may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

     12.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of CIT in exercising any right, power or privilege under this Agreement, the Note or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of CIT under this Agreement, the Note and the other Related Documents are cumulative and not exclusive of any rights or remedies which CIT has thereunder or at law or in equity or otherwise. CIT may exercise its rights and remedies against the Borrower and the Collateral as CIT may elect, and regardless of the existence or adequacy of any other right or remedy.

     12.05. Notices.

          (a) All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or the Note shall be in writing (including telexed and telecopied communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex or telecopy with confirmation in writing mailed first-class, or by overnight courier, or by personal delivery, in all cases with charges prepaid. Any properly given notice shall be effective when received. All notices shall be sent

          (i) If to the Borrower, at the following address:

              1412 Broadway
              New York, New York 10018
              Attention: Warren Wishart
              Telephone:  (212) 221-4076
              Telecopy:   (212) 221-4033


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


              with a copy to:

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, New York 10153
              Attention: Brian S. Rosen, Esq.
              Telephone:  (212) 310-8000
              Telecopy:   (212) 310-8007

and (ii) if to CIT, at the following address, together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to
Section 3.01 (a) a copy to CIT at the following address, or in accordance with the last unrevoked written direction from such party to the other parties hereto:


               The CIT Group/Commercial Services, Inc.
               1211 Avenue of the Americas
               New York, New York  10036
               Attention: John Hendrickson, Vice President
               Telephone:  (212) 382-7138
               Telecopy:   (212) 382-6814

               with a copy to:

               Lowenthal, Landau, Fischer & Bring, P.C.
               250 Park Avenue
               New York, New York 10177
               Attention:  Robert Stein, Esq.
               Telephone:  (212) 986-1116
               Telecopy:   (212) 986-0604

          (b) CIT may rely, and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrower, and CIT shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

     12.06. Expenses; Taxes: Attorneys' Fees; Indemnification. The Borrower agrees to pay or cause to be paid, on demand, and to save CIT harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for CIT, accounting, due diligence, periodic field audits, investigation, monitoring of assets, publicity, miscellaneous disbursements, examination, reasonable travel, reasonable lodging and meals, incurred by CIT from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related

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



Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Related Documents whether or not such documents become effective or are given, (c) the administration, preservation and protection of any of CIT's rights under this Agreement or the other Related Documents, (d) the defense of any claim or action asserted or brought against CIT by any Person that arises from or relates to this Agreement, any other Related Document, CIT's claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by CIT, or the taking of any action in respect to Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any lien or security interest in any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from the Borrower, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or connection with the past, present or future operations of the Borrower involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property; (1) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Material present or arising out of the operations of any facility of the Borrower; or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by CIT to be payable in connection with this Agreement or any other Related Document, and the Borrower agrees to save CIT harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Related Document, CIT may itself perform or cause performance of such covenant or agreement, and the expenses of CIT incurred in connection therewith shall be reimbursed on demand by the Borrower. The Borrower agrees to indemnify and defend CIT and its directors, officers, agents, employees and affiliates (collectively the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrower of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit). The obligations of the Borrower under clauses (d),
(e) and (f) of the first sentence of this Section 12.06 and the third sentence of this Section 12.06 shall exclude any such losses, liabilities, claims, damages, costs
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



or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Parties.

     12.07. Application. Except to the extent, if any, expressly set forth in the Related Documents, CIT shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

     12.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     12.09. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

     12.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein other than the Commitment Letter.

     12.11. Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Note or any other Related Document, any investigation by or knowledge of CIT, the making of any Loan hereunder, the issuance of any Letter of Credit hereunder, or any other event whatever. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnity CIT (including, without limitation, obligations arising under Section 12.06 hereof) shall survive the payment in full of the Note and all Reimbursement Obligations and of all other obligations of the Borrower thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

     12.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.


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



     12.13. Successors and Assigns; Participations.

          (a) This Agreement shall be binding upon and inure to the benefit of CIT, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of CIT.

          (b) CIT may at any time sell, assign or participate any portion or portions of the Obligations, without the consent of the Borrower; provided, however, that CIT agrees to act as the agent on behalf of any assignees of any interest in this Agreement. The Borrower shall provide Notes and agree to any amendment and/or restatement of this Agreement and the Related Documents as may be reasonably requested by CIT to reflect any such sales or assignments.

     12.14. Confidentiality. Upon delivering to CIT, or permitting CIT to inspect, any written information pursuant to this Agreement, CIT shall treat such information as confidential in accordance with its customary practices to the extent such information is marked confidential or to the extent that the Borrower otherwise advises CIT that such information is confidential. CIT agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 12.14, CIT may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by CIT and then only after such third party has agreed to hold such information in confidence to the same extent as if it were CIT. Notwithstanding the foregoing, the provisions of this Section 12.14 shall not apply to information within any one of the following categories or any combination thereof. (i) information the substance of which, at the time of disclosure by CIT, has been disclosed to or is known to any creditor or official or unofficial creditors' committee (other than information as to which such creditor or creditor's committee is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of the Borrower or a professional engaged by the Borrower and (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of CIT), (ii) information which CIT had in its possession prior to receipt thereof from the disclosing party, or (iii) information received by CIT from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 12.14 shall prevent any disclosure: (x) believed in good faith by CIT to be required by any Law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for CIT to be necessary or advisable in connection with its obligations to any Governmental Authority or the enforcement or preservation of rights under or in connection with this Agreement or any other Related Document or (z) of any information which has been made public by a Person other than CIT. CIT shall have the right to disclose any confidential information described in this Section 12.14 to a Letter of Credit Issuer and to a participant or assignee or prospective participant or assignee in Loans hereunder, provided that CIT shall have obtained from such participant or assignee or prospective participant or assignee an agreement to hold such information in confidence to the same extent as if it were CIT.


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     12.15.  WAIVER  OF  JURY  TRIAL.  BY ITS  EXECUTION  AND  DELIVERY  OF THIS
AGREEMENT, EACH OF CIT AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST THE OTHER, ANY PARTICIPANT, ASSIGNEE, INDEMNIFIED PARTY OR LETTER OF CREDIT ISSUER, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF CIT OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CIT TO ENTER INTO THIS AGREEMENT.

     12.16. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN THE BORROWER AND CIT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT CIT SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY CIT IN GOOD FAITH TO ENABLE CIT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF CIT. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY CIT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH CIT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

     12.17. SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 12.05 HEREOF.

     12.18. LIMITATION OF LIABILITY. CIT SHALL NOT HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON CIT, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


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     IN WITNESS WHEREOF,  the parties hereto,  by their officers  thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                Borrower:

                                LESLIE FAY MARKETING, INC.


                                By: /s/ Warren Wishart
                                    --------------------------------------
                                Name:   Warren Wishart
                                Title:  Senior Vice President,
                                        Chief Financial Officer and Treasurer


                                Lender:

                                THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                By: /s/ John Hendrickson
                                    -------------------------------------
                                Name:       John Hendrickson
                                Title:      Vice President


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